Exhibit 10.2






                         ------------------------------

                                CREDIT AGREEMENT

                                      AMONG

                               HEICO CORPORATION,

                  SUNTRUST BANK, SOUTH FLORIDA, N.A., AS AGENT,

                                       AND

                            THE LENDERS PARTY HERETO

                         ------------------------------


                            DATED AS OF JULY 30, 1998

                    $120,000,000.00 REVOLVING CREDIT FACILITY

                         ------------------------------




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                                TABLE OF CONTENTS


SECTION 1. DEFINITIONS..........................................................................................  1
         1.1        Defined Terms...............................................................................  1
         1.2        Other Definitional Provisions; Accounting Terms............................................. 13

SECTION 2. THE REVOLVING CREDIT FACILITY;
           AMOUNT AND TERMS OF ADVANCES......................................................................... 14
         2.1        The Revolving Credit Facility............................................................... 14
         2.2        Making of Advances and Funding Mechanics.................................................... 15
         2.3        Use of Proceeds............................................................................. 16
         2.4        Revolving Credit Notes; Loan Accounts....................................................... 18
         2.5        Interest Rates.............................................................................. 18
         2.6        Repayment................................................................................... 19
         2.7        Revolving Credit Termination Date........................................................... 19
         2.8        Fees........................................................................................ 20
         2.9        Payments and Computations................................................................... 20
         2.10       Prepayments under Revolving Credit Facility................................................. 21
         2.11       LIBOR Rate Compensation..................................................................... 23
         2.12       Sharing of Payments, Etc.................................................................... 24
         2.13       Conversion and Continuation of Advances; Failure to Select Interest Period.................. 25
         2.14       Increased Costs, Capital Adequacy, Illegality, Etc.......................................... 25
         2.15       Taxes; Gross-Up; Foreign Lenders............................................................ 27

SECTION 3. CONVERSION OF ADVANCES TO TERM LOANS................................................................. 28
         3.1        Term Loan Facility.......................................................................... 28
         3.2        Conversion of Advances to Term Loans........................................................ 28
         3.3        Interest Rates of Term Loans................................................................ 30
         3.4        Tenor and Amortization...................................................................... 30
         3.5        Term Loan Notes............................................................................. 30
         3.6        Repayment................................................................................... 30
         3.7        Payment, Computations and Other Terms....................................................... 31

SECTION 4. LETTERS OF CREDIT.................................................................................... 31
         4.1        Letter of Credit Facility; Issuance of Letters of Credit.................................... 31
         4.2        Letter of Credit Fees....................................................................... 32
         4.3        Reimbursement Obligations................................................................... 32
         4.4        Lenders' Obligations........................................................................ 33
         4.5        Agent's Obligations......................................................................... 34

SECTION 5. COLLATERAL, GUARANTIES AND SUBORDINATION............................................................. 34
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

         5.1        Lien and Security Interest in All Assets of the Borrower.................................... 34
         5.2        Guaranties.................................................................................. 35
         5.3        Lien and Security Interest in All Assets of the Guarantors.................................. 36
         5.4        Subordination; Permitted Prior Liens and Permitted Liens.................................... 37
         5.5        Cross-Collateral; Cross Default............................................................. 37
         5.6        Special Provisions With Respect to Lufthansa Technik AG, a Minority
                    Shareholder of Heico Aerospace Holdings Corp................................................ 37
         5.7        Pledge of Stock of Foreign Subsidiaries..................................................... 38

SECTION 6. REPRESENTATIONS AND WARRANTIES....................................................................... 38
         6.1        Corporate Existence; Compliance with Law; Name History...................................... 39
         6.2        Corporate Power and Authorization to Execute Loan Documents; No
                    Conflict; No Consent........................................................................ 39
         6.3        Enforceable Obligations..................................................................... 40
         6.4        Financial Condition......................................................................... 40
         6.5        No Litigation............................................................................... 40
         6.6        Investment Company Act; Regulation.......................................................... 40
         6.7        Disclosure and No Untrue Statements......................................................... 41
         6.8        Title to Assets; Leases in Good Standing.................................................... 41
         6.9        Payment of Taxes............................................................................ 41
         6.10       No Default Under Agreement or Instruments................................................... 41
         6.11       Patents, Trademarks, Licenses, Etc.......................................................... 42
         6.12       Government Contract......................................................................... 42
         6.13       ERISA Requirement........................................................................... 42
         6.14       Solvency.................................................................................... 42
         6.15       Location of Offices......................................................................... 42
         6.16       Subsidiaries................................................................................ 42

SECTION 7. CONDITIONS OF LENDING................................................................................ 43
         7.1        Continuing Accuracy of Representations and Warranties....................................... 43
         7.2        No Default.................................................................................. 43
         7.3        Borrowing Certificate....................................................................... 43
         7.4        Opinion of Borrower's Counsel............................................................... 43
         7.5        Approval of Agent's Counsel................................................................. 43
         7.6        Loan Documents.............................................................................. 44
         7.7        Insurance................................................................................... 44
         7.8        Supporting Documents........................................................................ 44

SECTION 8. AFFIRMATIVE COVENANTS................................................................................ 44
         8.1        Financial Reports and Other Information..................................................... 44
         8.2        Payment of Indebtedness to Agent; Performance of Other Covenants;
                    Payment of Other Obligations................................................................ 46
         8.3        Conduct of Business; Maintenance of Existence and Rights.................................... 46
         8.4        Maintenance of Property..................................................................... 46
         8.5        Right of Inspection; Discussions............................................................ 46

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
         8.6        Notices..................................................................................... 47
         8.7        Payment of Taxes; Liens..................................................................... 48
         8.8        Insurance of Properties..................................................................... 48
         8.9        True Books.................................................................................. 48
         8.10       Observance of Laws.......................................................................... 48
         8.11       Further Assurances.......................................................................... 48
         8.12       ERISA Benefit Plans......................................................................... 49
         8.13       Withholding Taxes........................................................................... 49
         8.14       Change of Name, Principal Place of Business, Office, or Registered Agent.................... 49
         8.15       Financial Covenants......................................................................... 49
         8.16       Hedging Requirements........................................................................ 50
         8.17       Affirmative Covenants relating to Subsidiaries.............................................. 50

SECTION 9. NEGATIVE COVENANTS................................................................................... 51
         9.1        Other Indebtedness.......................................................................... 51
         9.2        Limitations on Mortgages, Liens, Etc........................................................ 51
         9.3        Guaranties.................................................................................. 52
         9.4        Merger, Acquisition, Sale of Assets, Dissolution, Etc....................................... 52
         9.5        Federal Reserve Regulations................................................................. 53
         9.6        Changes in Governing Documents, Accounting Methods, Fiscal Year............................. 53
         9.7        Capital Expenditures........................................................................ 54
         9.8        Dividends, Etc.............................................................................. 54
         9.9        Change in Control........................................................................... 54
         9.10       HEICO Aerospace Holdings Corp............................................................... 54
         9.11       Negative Covenants Relating to Subsidiaries................................................. 55

SECTION 10. EVENTS OF DEFAULT................................................................................... 55
         10.1       Payment of Indebtedness Under Loan Documents................................................ 55
         10.2       Representation or Warranty.................................................................. 55
         10.3       Covenants Under the Loan Documents.......................................................... 56
         10.4       Cross-Default............................................................................... 56
         10.5       Payment, Performance, or Default of Other Indebtedness...................................... 56
         10.6       Liquidation; Dissolution; Bankruptcy; Etc................................................... 56
         10.7       Involuntary Bankruptcy, Etc................................................................. 56
         10.8       Change in Control........................................................................... 57
         10.9       Judgments................................................................................... 57
         10.10      Attachment, Garnishment, Liens Imposed by Law............................................... 57
         10.11      Corporate Existence, Transfer of Property................................................... 57
         10.12      Subsidiaries................................................................................ 57

SECTION 11. RIGHTS AND REMEDIES................................................................................. 57
         11.1       Remedies Available Under Loan Documents and Otherwise....................................... 57
         11.2       Remedies Upon Event of Default.............................................................. 57

SECTION 12.  THE AGENT.......................................................................................... 58
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
         12.1       Appointment, Authorization, and Action...................................................... 58
         12.2       Exculpation; Reliance by the Agent.......................................................... 58
         12.3       Agent and Affiliates........................................................................ 59
         12.4       Lender Credit Decision...................................................................... 59
         12.5       Enforcement by Agent........................................................................ 60
         12.6       Indemnification............................................................................. 60
         12.7       Failure to Act.............................................................................. 60
         12.8       Successor Agent............................................................................. 60

SECTION 13.  MISCELLANEOUS...................................................................................... 61
         13.1       Lien on Deposits; Set-Off................................................................... 61
         13.2       Payment of Expenses, Including Attorneys' Fees and Taxes.................................... 61
         13.3       Notices..................................................................................... 61
         13.4       Governing Law............................................................................... 62
         13.5       Venue; Personal Jurisdiction................................................................ 62
         13.6       Severability and Enforceability of Provisions............................................... 62
         13.7       Counterparts; Facsimile Signatures; Effective Date.......................................... 62
         13.8       No Waiver................................................................................... 62
         13.9       Cumulative Remedies......................................................................... 63
         13.10      Course of Dealing; Amendments; Waiver....................................................... 63
         13.11      Waiver of Default........................................................................... 63
         13.12      Table of Contents; Headings................................................................. 63
         13.13      Reliance Upon, Survival of and Materiality of Representations and
                    Warranties, Agreements, and Covenants....................................................... 64
         13.14      Complete Agreement; No Other Consideration.................................................. 64
         13.15      Legal or Governmental Limitations........................................................... 64
         13.16      Binding Obligation on Successors and Assigns................................................ 64
         13.17      Assignments and Participations.............................................................. 64
         13.18      Confidential Information.................................................................... 66
         13.19      Cooperation in Syndication of Credit........................................................ 67
         13.20      Waiver of Trial by Jury..................................................................... 67

         EXHIBITS
         A.         Revolving Credit Note
         B.         Form of Borrowing Certificate
         C.         Form of Compliance Certificate

         SCHEDULES
         5.4        Permitted Prior Liens
         6.1        Subsidiaries; Reorganizations
         6.5        Litigation
         6.15       Location of Offices
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                                       iv
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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement") is made and entered into as of this 30th day of July, 1998, by and between HEICO CORPORATION, a Florida corporation (together with its successors and permitted assigns, "Borrower"), the lenders which are or may in the future be listed on the signature pages hereof (together with their successors and permitted assigns, individually a "Lender" and collectively the "Lenders,") and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, as agent for the Lenders (together with any successor agent appointed pursuant to the provisions herein, the "Agent").

                                   BACKGROUND

         Borrower has applied to Lenders for a revolving line of credit availability in the maximum aggregate principal amount of One Hundred Twenty Million and No/100 Dollars ($120,000,000.00). Lenders have agreed to the request of Borrower upon the terms and conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, Borrower, the Lenders, and Agent agree as follows:

                             SECTION 1. DEFINITIONS.

         1.1 DEFINED TERMS. Except as otherwise expressly provided in this Agreement, the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

         "ACQUISITION" means the acquisition by the Borrower or any of its Consolidated Subsidiaries of any business; of a controlling interest in the capital stock or partnership or membership interests in any business; or of all or substantially all the assets of any business.

         "ADVANCE" has the meaning specified in Subsection 2.1(a) hereof.

         "AGENT" means SunTrust Bank, South Florida, National Association, in its capacity as agent hereunder and under the other Loan Documents, together with any successor agent appointed pursuant to the provisions hereof.

         "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated, replaced, or otherwise modified from time to time in accordance with the provisions hereof.

         "APPLICABLE REVOLVER MARGIN" means the amount set forth below with respect to LIBOR Rate Advances or Base Rate Advances for the respective Total Funded Debt to EBITDA ratio of the Borrower and its Consolidated Subsidiaries calculated at the end of the most recently ended fiscal quarter, with Total Funded Debt calculated as of such quarter end and EBITDA calculated for the

                                       1
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four consecutive fiscal quarters then ended, all in accordance with GAAP applied on a Consistent Basis:

                           APPLICABLE REVOLVER MARGIN

                                                       Type of Borrowing
================================================================================

       TOTAL FUNDED DEBT TO EBITDA            BASE RATE ADVANCES      LIBOR RATE
       ---------------------------            ------------------       ADVANCES
                                                                       --------
less than 1.0 to 1.0                                  0.0%               .75%

greater than or equal to 1.0 to 1.0
but less than 2.0 to 1.0                              0.0%              1.00%

greater than or equal to 2.0 to 1.0
but less than 2.5 to 1.0                              0.0%             1.125%

greater than or equal to 2.5 to 1.0
but less than 3.0 to 1.0                              0.0%              1.25%

greater than or equal to 3.0 to 1.0
but less than 3.5 to 1.0                              .25%              1.75%

greater than or equal to 3.5 to 1.0                   .50%              2.00%

================================================================================

The Applicable Revolver Margin shall be determined based on the financial statements delivered pursuant to Subsections 8.1(a) and (b), and any change in the Applicable Revolver Margin shall be effective as of the beginning of and for the fiscal quarter of Borrower in which such financial statements were required to be delivered pursuant to Section 8.1(a) and (b), and within a reasonable time after Agent's receipt of such financial statements any adjustments required shall be made retroactive to the effective date of any change in the Applicable Revolver Margin pursuant to this paragraph; provided that, subject to the truth of the representations and warranties in Section 6.4, the Applicable Revolver Margin shall be determined based upon the financial statements referenced in
Section 6.4 until any change in the Applicable Revolver Margin becomes effective pursuant to this Section.

         "APPLICABLE TERM LOAN MARGIN" means the amount set forth below with respect to LIBOR Rate Term Loans or Base Rate Term Loans for the respective Total Funded Debt to EBITDA ratio of the Borrower and its Consolidated Subsidiaries calculated at the end of the most recently ended fiscal quarter, with Total Funded Debt calculated as of such quarter end and EBITDA calculated for the four consecutive fiscal quarters then ended, all in accordance with GAAP applied on a Consistent Basis:

                                       2
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                                             APPLICABLE TERM LOAN MARGIN

                                                             Type of Loan
================================================================================

       TOTAL FUNDED DEBT TO EBITDA                BASE RATE         LIBOR RATE
       ---------------------------                TERM LOANS        TERM LOANS
                                                  ----------        ----------

less than 1.0 to 1.0                                 0.25%            1.00%

greater than or equal to 1.0 to 1.0
but less than 2.0 to 1.0                             0.25%            1.25%

greater than or equal to 2.0 to 1.0
but less than 2.5 to 1.0                             0.25%           1.375%

greater than or equal to 2.5 to 1.0
but less than 3.0 to 1.0                             0.25%            1.50%

greater than or equal to 3.0 to 1.0
but less than 3.5 to 1.0                              .50%            2.00%

greater than or equal to 3.5 to 1.0                   .75%            2.25%

===============================================================================


The Applicable Term Loan Margin shall be determined based on the financial statements delivered pursuant to Subsections 8.1(a) and (b), and any change in the Applicable Term Loan Margin shall be effective as of the beginning of and for the fiscal quarter of Borrower in which such financial statements were required to be delivered pursuant to Section 8.1(a) and (b), and within a reasonable time after Agent's receipt of such financial statements any adjustments required shall be made retroactive to the effective date of any change in the Applicable Term Loan Margin pursuant to this paragraph; provided that, subject to the truth of the representations and warranties in Section 6.4, the Applicable Term Loan Margin shall be determined based upon the financial statements referenced in Section 6.4 until any change in the Applicable Term Loan Margin becomes effective pursuant to this Section.

         "APPLICATION" means any application delivered to Agent for or in connection with issuance of any Letter of Credit pursuant to Section 4 hereof, in Agent's standard form for such Letters of Credit.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" has the meaning specified in Subsection 13.17 hereof.

         "BASE RATE" shall mean the higher of (i) the rate which Agent announces from time to time as its prime lending rate, as in effect from time to time, and
(ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent may make commercial loans or other loans at rates of interest at, above, or below the Agent's prime lending rate.

                                       3
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         "BASE RATE ADVANCE" means an Advance that bears interest at a rate determined by reference to the Base Rate, as provided in Subsection 2.5(a)(ii) hereof.

         "BASE RATE TERM LOAN" has the meaning set forth in Section 3.3(a).

         "BOND DOCUMENTS" has the meaning set forth in Section 5.3.

         "BORROWER" means Heico Corporation, a Florida corporation, and its successors and permitted assigns.

         "BORROWER'S COLLATERAL" has the meaning set forth in Section 5.1.

         "BORROWER SECURITY AGREEMENTS" has the meaning set forth in Section
5.1.

         "BORROWING" denotes the aggregation of Advances of one or more Lenders to be made to the Borrower pursuant to Section 2 on a single date.

         "BORROWING CERTIFICATE" has the meaning defined in Section 7.3.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday, or a day on which Agent is closed pursuant to authorization or requirement of law.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum, without duplication, of the aggregate amount of all expenditures of such Person during such period which, in accordance with GAAP, is required to be included in, or is properly included by such Person as additions to, property, plant or equipment (including leasehold improvements) or other similar fixed asset accounts of such Person.

         "CAPITAL LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                                       4
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         "CHANGE IN CONTROL" shall mean, as applied to the Borrower and each
Subsidiary, that, (a) the Mendelson Reporting Group (as identified in the reports filed with the U.S. Securities and Exchange Commission) shall cease beneficially to own and control at least fifteen (15%) of the combined voting power of all classes of capital stock of the Borrower, or (b) Laurans A. Mendelson shall cease to be employed as President and Chief Executive Officer of the Borrower or shall cease actively to manage the Borrower and its Subsidiaries (however, should Laurans A. Mendelson die or become disabled, such death or disability alone shall not constitute a Change in Control if and only if both Eric A. Mendelson and Victor H. Mendelson continue to be employed as executive officers of the Borrower and continue actively to manage the Borrower and its Subsidiaries), or (c) during any period of twelve (12) consecutive calendar months (i) more than fifty percent (50%) of the members of the Board of Directors of the Borrower who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, or change in personal circumstances, or (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the Borrower, and (B) members of the Board of Directors and executive officers of the Borrower as of the date of this Agreement, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of the Borrower or of any Subsidiary, except that the Borrower's purchase of its common stock outstanding on the date hereof which results in one or more of the Borrower's shareholders of record as of the date of this Agreement controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the Borrower shall not constitute a Change in Control.

         "CLOSING DATE" means the last date on which this Agreement is executed and delivered by Borrower and by Agent and Agent as Lender.

         "COMMITMENT FEE" has the meaning defined in Section 2.8(a).

         "COMMITMENT FEE PERCENTAGE" shall mean the per annum rate set forth below for the respective Total Funded Debt to EBITDA ratio of the Borrower and its Consolidated Subsidiaries calculated at the end of the most recently ended fiscal quarter of the Borrower, with Total Funded Debt calculated as of such quarter end and EBITDA calculated for the four consecutive fiscal quarters then ended, all in accordance with GAAP applied on a Consistent Basis:

      TOTAL FUNDED DEBT TO EBITDA      COMMITMENT FEE PERCENTAGE
      ---------------------------      -------------------------
less than 1.0 to 1.0                              .20%

greater than or equal to 1.0 to 1.0
but less than 2.0 to 1.0                          .25%

greater than or equal to 2.0 to 1.0
but less than 2.5 to 1.0                         .275%

greater than or equal to 2.5 to 1.0
but less than 3.0 to 1.0                          .30%

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greater than or equal to 3.0 to 1.0
but less than 3.5 to 1.0                         .375%

greater than or equal to 3.5 to 1.0               .40%

The Commitment Fee Percentage, like the Applicable Revolver Margin and the Applicable Term Loan Margin, shall be determined based on the financial statements delivered pursuant to Subsections 8.1(a) and (b), and any change in the Commitment Fee Percentage shall be effective as of the beginning of and for the fiscal quarter of Borrower in which such financial statements were required to be delivered pursuant to Section 8.1(a) and (b), and within a reasonable time after Agent's receipt of such financial statements any adjustments required shall be made retroactive to the effective date of any change in the Commitment Fee Percentage pursuant to this paragraph; provided that, subject to the truth of the representations and warranties in Section 6.4, the Applicable Commitment Fee Percentage shall be determined based upon the financial statements referenced in Section 6.4 until any change in the Applicable Commitment Fee Percentage becomes effective pursuant to this Section.

         "COMPLIANCE CERTIFICATE" has the meaning defined in Section 8.1(g).

         "CONSISTENT BASIS" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

         "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP applied on a Consistent Basis.

         "CONSOLIDATED NET WORTH" means the consolidated net worth of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP applied on a Consistent Basis.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "CONTINUE," "CONTINUATION," and "CONTINUED" refer to a continuation of an Advance from one Interest Period to the next Interest Period.

         "CONVERT," "CONVERSION," and "CONVERTED" refer to a conversion of an Advance of one Type into an Advance of the other Type, whether optional or obligatory, or the conversion of an Advance into a Term Loan, whether optional or obligatory.

         "CURRENT ASSETS" means current assets as defined by GAAP.

         "CURRENT LIABILITIES" means current liabilities as defined by GAAP.

         "DEFAULT RATE" has the meaning specified in Subsection 2.5(a)(iii) hereof.

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

         "EASTERN TIME" means the time of day in effect in the Eastern Time Zone of the Continental United States.

         "EBITDA" means with respect to the Borrower and its Consolidated Subsidiaries, measured on a consolidated basis, the sum of (i) Consolidated Net Income before minority interest, plus (ii) taxes, plus (iii) interest expense plus (iv) depreciation and amortization expense (including with respect to all of the foregoing, the historical pro forma results of acquired businesses), all as defined and determined in accordance with GAAP applied on a Consistent Basis.

         "ENCUMBRANCE" means any lien, claim, security interest, pledge, hypothecation, charge, or encumbrance of any nature of kind.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EVENT OF DEFAULT" means any of the events specified in Section 10 hereof.

         "FEDERAL FUNDS RATE" means a fluctuating interest rate per annum equal to the weighted average of the rates per annum, rounded upward to the nearest one-hundredth of one percent (1/100%), on overnight federal funds transactions with members of the Federal Reserve System, arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA, plus operating lease payments, less cash Capital Expenditures to (ii) cash dividends, plus interest expense, plus current maturities of Total Funded Debt, plus operating lease payments, plus payments into cash collateral accounts, for the Borrower and its Consolidated Subsidiaries, all calculated at the end of each fiscal quarter of the Borrower for the four consecutive quarters then ended, on a consolidated basis and in accordance with GAAP applied on a Consistent Basis.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants which are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

         "GUARANTOR(S)" means individually and collectively, all present and all hereafter acquired or formed direct or indirect Subsidiaries of the Borrower, including without limitation, HEICO Aerospace Holdings Corp., a Florida corporation (hereinafter, "HEICO Aerospace Holdings Corp."), HEICO Aerospace Corporation, a Florida corporation, Jet Avion Corporation, a Florida corporation, LPI Industries Corporation, a Florida corporation, Aircraft Technology, Inc., a Florida corporation, ATI Heat Treat Corporation, a Florida corporation, Jet Avion Heat Treat Corporation, a Florida corporation, N.A.C. Acquisition Corporation, a Florida corporation, Northwings Accessories Corp., a Florida corporation, HEICO Aviation Products Corp., a Florida corporation, Trilectron Industries, Inc., a New York corporation, HEICO International Corporation, a U.S. Virgin Islands corporation, HEICO East Corporation, a Florida corporation, HEICO-NEWCO, Inc., a Florida corporation, HEICO Engineering Corporation, a Florida corporation, HEICO--Jet Corporation, a Florida corporation, HEICO Bearings Corp., a Florida corporation, McClain Property Corp., a Florida corporation, and PTM Acquisition Corporation, a Florida corporation, as to all of the Obligations (as herein defined). All of the above Guarantors shall jointly and severally guarantee payment, collection and performance of all of the Obligations.

         "GUARANTIES" means collectively, the absolute unconditional and continuing guaranties executed by each Guarantor in favor of Agent for the benefit of Lenders, as modified and/or reaffirmed from time to time, guaranteeing repayment of the Obligations, as specified in Section 5.2.

         "INDEBTEDNESS" of any Person means (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, or similar instruments, (d) all obligations of such Person under Capital Leases, (e) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, and (f) all net obligations of such Person under interest rate and currency hedging agreements.

         "INTEREST PERIOD" means, for each LIBOR Rate Advance, the period commencing on the date such Advance is made, Converted from an Advance of another Type, or Continued as an Advance of the same Type, and ending on the numerically corresponding day one, two, three, or six months thereafter as Borrower may select; provided however that:

                    (a) If an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                    (b) Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                    (c) No Interest Period shall extend beyond the Termination Date; and

                    (d) The aggregate number of different Interest Periods shall not be greater than six (6) (for purposes of this provision, Interest Periods of the same duration, but commencing on different dates, shall be treated as different Interest Periods).

         "INTEREST RATE HEDGE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

         "LENDERS" means, collectively, the Persons identified as "Lenders" which are, or from time to time may become, listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to Subsection 13.17 hereof, and "Lender" means any one of the Lenders.

         "LENDING OFFICE" means, with respect to Agent or a Lender, the office of Agent or such Lender specified as its "Lending Office" on the signature pages hereto or in the Assignment and Acceptance Agreement pursuant to which a Lender becomes a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to Agent or such other office of Agent as Agent may from time to time specify in writing to Borrower and the Lenders.

         "LETTER OF CREDIT" means any letter of credit (whether a standby letter of credit or commercial documentary letter of credit) issued by the Agent pursuant to the provisions of Section 4 of this Agreement.

         "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the aggregate maximum amount then available to be drawn under the Letters of Credit and (ii) (without duplication) all obligations of the Borrower pursuant to the Letters of Credit and all reimbursement obligations with respect to the Letters of Credit pursuant to this Agreement and pursuant to any Letter of Credit Reimbursement Agreements.

         "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning set forth in Section 4.3(a).

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to Fifteen Million U.S. Dollars (U.S. $15,000,000.00).

         "LIBOR" means, for any Interest Period, with respect to LIBOR Rate Advances, the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Telerate Screen Page 3750, as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Page 3750 for any reason, then such rate shall be determined by the Agent on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "LIBOR ADJUSTED RATE" means, for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next highest 1/100 of 1%) obtained by dividing (i) LIBOR BY (ii) an amount equal to 1 MINUS the LIBOR Reserve Requirement.

         "LIBOR RATE ADVANCE" means an Advance that bears interest at a rate determined by reference to the LIBOR Adjusted Rate as provided in Subsection 2.5(a)(i) hereof.

         "LIBOR RATE TERM LOAN" has the meaning set forth in Section 3.3(b) hereof.

         "LIBOR RESERVE REQUIREMENT" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100 of 1%) in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental, or emergency reserves) for Agent in respect of Eurocurrency liabilities or any similar category of liabilities.

         "LOAN" means any Advance or any Term Loan hereunder, and "Loans" means collectively, the Advances and the Term Loans made hereunder.

         "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Notes, the Term Loan Notes, any Tax Indemnification Agreements, the Guaranties, the Borrower Security Agreements, each of the Subsidiary Security Agreements, the Foreign Subsidiary Stock Pledge Agreement, all Security Documents, all fee letters or other written agreements between the Borrower and the Agent with respect to fees, and any and all financing statements, other security agreements, instruments or documents delivered or to be delivered by the Borrower or any of the Subsidiaries pursuant to this Agreement (as the same may be amended, renewed, restated, reaffirmed, increased, replaced, or otherwise modified from time to time).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, operations, properties, assets, prospects, or financial condition of Borrower and its Consolidated Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of Agent or the Lenders hereunder or thereunder, or (c) the ability of the Borrower to perform its obligations under this Agreement, or (d) the ability of the Borrower or any of the Subsidiaries or Guarantors to perform their respective obligations under any of the Loan Documents.

         "NET PROCEEDS" shall mean 100% of all cash or cash equivalent proceeds received by the Borrower or any Subsidiary (other than from the Borrower or any Subsidiary) from (i) the issuance of any common or preferred stock or any other debt or equity securities, or any other additions to the equity, or contributions to the capital, of the Borrower or any Subsidiary (provided that cash proceeds received by the Borrower or any Subsidiary from the issuance of stock upon the exercise of stock options shall be excluded from Net Proceeds up to an aggregate amount not exceeding U.S. $2,000,000.00 per fiscal year of the Borrower, and provided further that in the event the Borrower or any Subsidiary makes a permitted Acquisition in which the Acquisition consideration consists of an issuance of capital stock of the Borrower or a Subsidiary and cash is acquired as part of the assets of such acquired company, such cash shall not be included in "Net Proceeds"), or (ii) any sale, lease, sale and leaseback, assignment, or other disposition of any asset or property of the Borrower or any Subsidiary in any such transaction in which proceeds of U.S. $1,000,000.00 or greater were realized by the Borrower or any Subsidiary (other than the sale of inventory or equipment in the ordinary course of business), or (iii) any insurance or condemnation awards relating to any asset or property owned or leased by the Borrower or any Subsidiary (except to the extent the proceeds of such insurance or condemnation award are used to repair or replace the asset or property to which they relate and for which they were received, and except as otherwise required by the Bond Documents); in each case net of all reasonable out-of-pocket costs incurred and paid by the Borrower or such Subsidiary in connection with such transaction; provided that any capital injected into any Subsidiary by HEICO Aerospace Holdings Corp.'s current shareholder, Lufthansa Technik AG, shall not be included in Net Proceeds unless such capital injection has the effect of increasing Lufthansa Technik AG's voting control of such Subsidiary to, or occurs at any time when Lufthansa Technik AG holds voting control in such Subsidiary of, thirty percent (30%) or more of the outstanding capital stock of such Subsidiary.

         "OBLIGATIONS" shall have the meaning defined in Section 5.1 hereof.

         "PERMITTED ACQUISITIONS" shall have the meaning defined in Section 2.3.

         "PERMITTED PRIOR LIENS" shall have the meaning defined in Section 5.4.

         "PERMITTED LIENS" shall have the meaning defined in Section 5.4.

         "PERSON" means any corporation, limited liability company, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

         "PRO RATA PORTION" means, with respect to a Lender, the quotient obtained by dividing the Revolving Credit Commitment of the Lender by the aggregate Revolving Credit Commitments of all the Lenders.

         "PURCHASE MONEY INDEBTEDNESS" shall mean, as applied to any Person, debt (excluding trade payables incurred in the ordinary course of business) incurred or assumed for the purpose of financing all or any part of the acquisition cost of any equipment or real property for use in the ordinary course of business of such Person, but not including inventory or any other property, in each case entered into in compliance with this Agreement.

         "REAL ESTATE DEBT" shall mean, as applied to any Person, debt incurred or assumed which was incurred for the purpose of financing all or any part of the cost of acquisition or improvement of any real property for use in the ordinary course of business of such Person, entered into in compliance with this Agreement.

         "REQUIRED LENDERS" means at any time the Lenders owning or holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the aggregate amount of the Revolving Credit Commitments, or if the Revolving Credit Commitments have been terminated, the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Loans outstanding hereunder.

         "REVOLVING CREDIT COMMITMENT" means the amount set forth and designated as the Revolving Credit Commitment on the signature pages hereto with respect to a Lender, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.10(b), or any amendment thereof pursuant to Section 13.10, or, if there has been a full or partial assignment of a Revolving Credit Commitment pursuant to the provisions of Subsection 13.17 hereof, as may be reflected on the records of Agent with respect to such assignment based on the respective Assignment and Acceptance Agreement.

         "REVOLVING CREDIT FACILITY" means the commitments of the Lenders to make Advances to Borrower pursuant to Subsection 2.1 hereof.

         "REVOLVING CREDIT NOTES" has the meaning specified in Subsection 2.4 hereof, and "Revolving Credit Note" means any one of the Revolving Credit Notes.

         "REVOLVING CREDIT TERMINATION DATE" means the date three (3) years after the Closing Date hereunder (or such later date as may be agreed to by Lender pursuant to Section 2.7), or, if such day is not a Business Day, the next succeeding Business Day, or such earlier date on which all amounts outstanding hereunder and under the Revolving Credit Notes shall be due and payable pursuant to the terms hereof.

         "SENIOR FUNDED DEBT" shall mean Total Funded Debt of the Borrower and its Subsidiaries less Subordinated Debt, all calculated on a consolidated basis and in accordance with GAAP applied on a Consistent Basis.

         "SOLVENT" means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations to the extent required to be reflected as liabilities in the financial statements of such Person pursuant to GAAP) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
(iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

         "SUBORDINATED DEBT" means subordinated debt of the Borrower and any of its Subsidiaries calculated on a consolidated basis and in accordance with GAAP applied on a Consistent Basis.

         "SUBSIDIARY" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board of directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person. Unless the context clearly indicates otherwise, the term "Subsidiary" refers to a Subsidiary of Borrower existing on the date of execution hereof or becoming a Subsidiary at any time thereafter.

         "SUBSIDIARY SECURITY AGREEMENTS" has the meaning set forth in Section 5.3.

         "TAX INDEMNIFICATION AGREEMENTS" means any documentary stamp tax and intangible tax agreements executed by Borrower in favor of a Lender from time to time.

         "TERM LOAN" shall have the meaning set forth in Section 3.1.

         "TERM LOAN NOTES" shall have the meaning set forth in Section 3.5.

         "TERM LOAN AVAILABILITY" means, at any particular time, the aggregate of all of the Lenders' Revolving Credit Commitments minus the sum of: (i) all outstanding Advances net of the aggregate Advance(s) to be converted to Term Loan(s) at the time of determination, plus (ii) the aggregate amount of the original principal balances of all Term Loans previously made under this Agreement plus (iii) the aggregate amount of all outstanding Letter of Credit Obligations.

         "TOTAL CAPITALIZATION" means, as measured on a consolidated basis, Total Funded Debt plus Consolidated Net Worth, determined in accordance with GAAP, of the Borrower and its Consolidated Subsidiaries.

         "TOTAL CREDIT AVAILABILITY" means, at any particular time, the aggregate of all of the Lenders' Revolving Credit Commitments minus the sum of:
(i) all outstanding Advances plus (ii) the aggregate amount of the original principal balances of all Term Loans made under this Agreement plus (iii) the aggregate amount of all outstanding Letter of Credit Obligations.

         "TOTAL FUNDED DEBT" shall mean and include, without duplication, the following obligations of the Borrower and any of its Subsidiaries: (i) any liability or obligation for borrowed money that under GAAP is required to be shown on the balance sheet as a liability; (ii) Indebtedness that is secured by any security interest on property owned by the Borrower or any Subsidiary (such as capitalized leases, asset securitization vehicles, conditional sales contracts and similar title retention arrangements), irrespective of whether or not the Indebtedness secured thereby shall have been assumed by the Borrower or such Subsidiary; (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities, whether direct or indirect (such as by way of a letter of credit issued for the account of the Borrower or a Subsidiary) in connection with the obligations for borrowed money, stock, or dividends of any person; (iv) obligations under any contract providing for the making of loans, advances, or capital contributions to any person in order to enable such person primarily to maintain working capital, net worth, or any other balance sheet condition or to pay debts, dividends, or expenses; and (v) obligations under any contract which, in economic effect, is substantially equivalent to a guarantee of loans, advances or capital contributions of another person, all as determined for the Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP applied on a Consistent Basis.

         "TYPE" refers to the distinction among Advances bearing interest based on the LIBOR Adjusted Rate and the Base Rate and to the distinction among Base Rate Term Loans and LIBOR Rate Term Loans.

         1.2        OTHER DEFINITIONAL PROVISIONS; ACCOUNTING TERMS.

                    (a) OTHER DEFINITIONAL PROVISIONS. The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) words in singular shall include the plural and words in plural shall include the singular, unless the context clearly requires otherwise; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) words of any gender shall include all other genders; and (g) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.

                    (b) ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP; PROVIDED, HOWEVER, that, (i) unless otherwise provided or unless the context indicates otherwise, all accounting terms shall refer to the Borrower and the Subsidiaries on a consolidated basis, and (ii) in the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, then Borrower shall obtain the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld, before implementing such changes, and to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after such date as the Borrower and the Agent and Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

                    SECTION 2. THE REVOLVING CREDIT FACILITY;
                          AMOUNT AND TERMS OF ADVANCES.

         2.1        THE REVOLVING CREDIT FACILITY.

                    (a) Each Lender severally agrees, on the terms and conditions set forth herein, that prior to the Revolving Credit Termination Date, and so long as there exists no Event of Default or circumstance of which the Borrower has knowledge which with the giving of notice or passage of time would become an Event of Default, it will, upon the request of Borrower, make advances to Borrower ("Advances") in an aggregate amount not to exceed at any time outstanding the lesser of (A) such Lender's Revolving Credit Commitment or
(B) such Lender's Pro Rata Portion of Total Credit Availability; it being understood and agreed that at no time shall the sum of (i) all outstanding Advances plus (ii) the aggregate original principal amounts of all Term Loans made hereunder plus (iii) the aggregate amount of all outstanding Letter of Credit Obligations, ever exceed the aggregate of the Revolving Credit Commitments of the Lenders. During such period, subject to the limits set forth herein, Borrower may borrow, repay, and reborrow in accordance with the terms hereof.

                    (b) If at any time the aggregate principal amounts outstanding under the Advances of any Lender plus (i) the aggregate original principal balances of Term Loans made by such Lender hereunder and plus (ii) such Lender's Pro Rata Portion of the aggregate outstanding Letter of Credit Obligations, exceeds the Revolving Credit Commitment of such Lender, Borrower shall prepay, without premium or penalty (other than as expressly set forth in Subsection 2.10), the Advances so as to cause the aggregate outstanding amounts thereunder plus (i) the aggregate original principal balances of Term Loans made by such Lender hereunder plus (ii) such Lender's Pro Rata Portion of the aggregate outstanding Letter of Credit Obligations to be equal to or less than such Lender's Revolving Credit Commitment.

                    (c) Subject to the further terms and conditions of this Agreement, Borrower may request an Advance under the Revolving Credit Facility by means of a LIBOR Rate Advance or a Base Rate Advance, and Borrower may Convert an Advance of one Type into an Advance of another Type (as provided in Subsection 2.13 hereof), or Continue an Advance of one Type as an Advance of the same Type (as provided in Subsection 2.13 hereof); provided, however, that there shall be no more than six (6) LIBOR Rate Advances outstanding at any one time hereunder. All Advances shall be made, Converted, or Continued by the Lenders simultaneously and proportionately to their Pro Rata Portion of the aggregate Revolving Credit Commitments.


         2.2        MAKING OF ADVANCES AND FUNDING MECHANICS.

                    (a) The Advances shall be made upon irrevocable notice from Borrower to Agent (effective upon receipt) no later than 12:00 p.m. (Eastern
Time) three (3) Business Days prior to the date of any proposed LIBOR Rate Advances and no later than 12:00 p.m. (Eastern Time) one (1) Business Day prior to the date of any proposed Base Rate Advances (with any notice given after the specified time being deemed to have been given on the following Business Day). Each such notice shall be given in writing or by telephone, telex, facsimile transmission, or cable, confirmed immediately in writing, specifying the proposed (i) date of Borrowing, which shall be a Business Day, (ii) aggregate amount of Borrowing, (iii) Type of Advances, (iv) in the case of LIBOR Rate Advances, the initial Interest Period for such Advances, and (v) manner of receipt of the funds, and shall be accompanied by a Borrowing Certificate executed by the chief financial officer of Borrower as required by Subsection
7.3 hereof. Each request for a LIBOR Rate Advance shall be in the aggregate minimum amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, provided that no more than six LIBOR Rate Advances may be outstanding at any time hereunder. Each request for a Base Rate Advance shall be in the aggregate minimum amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof.

                    (b) Notwithstanding the foregoing, Borrower may not select any LIBOR Rate Advances if the obligation of any of the Lenders to make LIBOR Rate Advances is suspended pursuant to Subsections 2.13(b)(iii) or 2.14(c) or
(d) hereof.

                    (c) Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by the President, Chief Executive Officer, Chief Financial Officer, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer of Borrower, or other Person designated by Borrower to Agent as authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Subsection, and, upon funding of Advances by Agent or any Lender in accordance with this Agreement pursuant to any telephonic notice, Borrower shall be deemed to have received Advances hereunder.

                    (d) Each notice of a proposed Borrowing shall be irrevocable and binding on Borrower. Borrower shall indemnify each Lender against any loss, costs, or expense incurred by such Lender as a result of any failure of Borrower to fulfill on or before the date specified for an Advance all conditions for such Borrowing set forth in Section 7 hereof, or as a result of any purported revocation of such Borrowing request or any other reason for nonfunding of such Advance, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance, when such Advance is not made on such date, as more fully described in Subsection
2.10 hereof.

                    (e) Agent shall give each Lender notice of each request for Advances in writing or by telephone, telex, facsimile transmission, or cable, not later than 2:00 p.m. (Eastern Time) on the date of receipt of such request, provided that if the request was not received prior to 12:00 p.m. (Eastern
Time), Agent shall give such notice no later than 9:00 a.m. (Eastern Time) on the following Business Day. Not later than 12:00 p.m. (Eastern Time) on the date specified in such notice, each Lender shall make available to Agent, at its Lending Office, in immediately available funds, the

Lender's Pro Rata Portion of such Borrowing. After Agent's receipt of such funds, Agent will make such funds available to Borrower no later than 2:00 p.m. (Eastern Time) on the date specified in the notice, or if such date is not a Business Day then on the next Business Day after such date. Each Advance shall be made to the Borrower by crediting the amount of the Advance to the general deposit account of Borrower maintained with Agent, except as otherwise specified in writing by Borrower.

                    (f) Unless Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to Agent such Lender's Pro Rata Portion of the Borrowing, Agent may assume that the Lender has made such portion available to Agent on the date of such Borrowing in accordance with the provisions hereof. Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If and to the extent that the Lender shall not have so made such Pro Rata Portion available to Agent, the Lender and Borrower severally agree to repay to Agent forthwith upon demand, to the extent not collected from the other, such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Advances comprising the Borrowing, and (ii) in the case of the Lender, the Federal Funds Rate. If the delinquent Lender shall repay to Agent such amount (with interest), the amount so repaid shall constitute the Lender's Advance as part of such Borrowing for purposes of this Agreement. If Borrower shall repay to Agent such corresponding amount, such payment shall not relieve the delinquent Lender of its obligations hereunder.

                    (g) The failure of any Lender to make an Advance to be made by it as part of any Borrowing, when required to do so by the provisions hereof, shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. Nothing herein shall prejudice any rights or remedies that Borrower may have against any Lender as a result of any failure by such Lender to make an Advance hereunder.


         2.3 USE OF PROCEEDS. Advances shall be used by Borrower for working capital and general corporate purposes, including asset and stock Acquisitions only to the extent permitted by this Section 2.3 and Subsections (a) and (b) hereunder and not in violation of or causing an Event of Default to occur under any other provision of this Agreement ("Permitted Acquisitions").

                    (a) PERMITTED ACQUISITIONS. The nature of any business acquired with the proceeds of Advances shall be substantially similar to that of Borrower or any of its Consolidated Subsidiaries existing as of the date of this Agreement. Borrower must obtain the prior written consent of the Required Lenders to use the proceeds of Advances for an Acquisition if (a) the cash portion of the Acquisition consideration exceeds U.S. $25,000,000.00 (provided that the Required Lenders have consented to the McClain Acquisition and the PTM International Acquisition as defined below subject to the provisions of Section 2.3(b)); or (b) the aggregate cash portion of the gross purchase prices of all Acquisitions (excluding the McClain Acquisition and the PTM International Acquisition as defined below) made or to be made with the proceeds of Advances during any four consecutive fiscal quarters of the Borrower exceeds, or including any proposed Acquisition will exceed, U.S. $25,000,000.00.

Without such prior written consent of the Required Lenders, no such Acquisitions referred to in the immediately preceding sentence are permitted to be made by the Borrower or any Subsidiary. In an Acquisition by the Borrower or any Subsidiary of 100% of the stock of a company or all or substantially all of the assets of a company, which Acquisition is otherwise permitted hereunder, the Borrower or such Subsidiary shall be entitled to assume the following kinds of Indebtedness of the target company: (i) Real Estate Debt, (ii) equipment related debt, (iii) Capital Leases, and (iv) Purchase Money Indebtedness; but shall not assume additional long-term Indebtedness without the prior written consent of the Required Lenders. In an Acquisition by the Borrower or any Subsidiary of less than 100% of the stock of a company, which Acquisition is otherwise permitted hereunder, the Borrower or such Subsidiary shall be entitled to assume the kinds of Indebtedness of the target company listed in (i) through (iv) in the previous sentence, as well as other short-term revolving debt; provided that all debt so assumed shall be on a non-recourse basis to the Borrower and its Subsidiaries. Any Acquisition not specifically permitted by the terms of this Section shall not be a Permitted Acquisition. No proceeds of any Advance shall be used for any Acquisition which is not a Permitted Acquisition.

                    (b) THE MCCLAIN ACQUISITION AND THE PTM INTERNATIONAL ACQUISITION. Without limiting the foregoing, it is specifically agreed that the Lenders have consented to the following Acquisitions, which shall constitute Permitted Acquisitions hereunder: (A) the acquisition by HEICO Aerospace Holdings Corp. of all of the stock of McClain International, Inc., a Georgia corporation, to be paid in cash, substantially on the terms provided in the executed Stock Purchase Agreement, dated June 9, 1998, and the acquisition by McClain Property Corp., a wholly owned subsidiary of HEICO Aerospace Holdings Corp., from Randolf McClain of certain real property used in the business of McClain International, Inc. upon the terms set forth in the Agreement for the Sale and Purchase of Real Property dated June 9, 1998, copies of which agreements have been provided to Agent, provided that the combined total acquisition price of these transactions shall not exceed U.S. $45,000,000.00, and provided further that such transactions close within ninety (90) days after the Closing Date (the "McClain Acquisition"), and (B) the Acquisition by PTM Acquisition Corporation, a wholly owned subsidiary of HEICO Aerospace Holdings Corp., of substantially all of the assets of PTM International, Inc., a Florida corporation for a total acquisition price not to exceed $20,000,000.00, to be paid in cash, substantially on the terms set forth in the executed Asset Purchase Agreement, dated June 2, 1998, a copy of which was provided to Agent, provided that such Acquisition closes within ninety (90) days after the Closing Date (the "PTM International Acquisition"); in each case provided that within two Business Days after the closing date of such Acquisition, Borrower shall execute and deliver and cause all of its Subsidiaries including any such newly acquired Subsidiary to execute and deliver to Agent for the benefit of the Lenders such documents, agreements and instruments as Agent shall require to comply with the provisions of this Agreement, including without limitation
Section 5.

         2.4        REVOLVING CREDIT NOTES; LOAN ACCOUNTS.

                    (a) The aggregate indebtedness of Borrower to the Lenders resulting from the Advances shall be evidenced by a promissory note of Borrower to each of the Lenders in a principal amount equal to such Lender's Revolving Credit Commitment payable to the order of such Lender, in substantially the form of Exhibit "A" hereto (as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the "Revolving Credit Notes"). Each such Lender is irrevocably authorized by each Borrower to endorse on the schedule attached to its Note(s) (or on a continuation of such schedule attached to such schedule and made a part thereof), or otherwise record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Advance from such Lender, the interest rate and Interest Period of such Advance, each payment and prepayment of principal of any such Advance, each payment of interest on any such Advance and the other information provided for on such schedule and each Lender's record shall be prima facie evidence; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit, expand or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender; provided further that in the event of any Loans evidenced both by Loan Accounts, as provided in Section 2.4(b) hereof, and by Note(s), the Loan Accounts shall govern as prima facie evidence of the amount of the Loans made by the Lenders and the Agent to the Borrower and the interest and payments thereon.

                    (b) The Advances made by each Lender shall be evidenced by one or more loan accounts or records (the "Loan Accounts") maintained by such Lender in the ordinary course of business. The Loan Accounts maintained by the Agent, as Lender, and each Lender shall be prima facie evidence of the amount of the Advances, as the case may be, made by the Lenders to the Borrower and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit, expand or otherwise affect the obligations of the Borrower hereunder.


         2.5        INTEREST RATES.

                    (a) Borrower shall pay interest on the unpaid principal amounts of Advances from the date of such Advances until such principal amounts shall be paid in full, at the following rates per annum:

                           (i) with respect to LIBOR Rate Advances, a rate
                    equivalent to the LIBOR Adjusted Rate for the Interest Period for such Advances plus a per annum percentage equivalent to the Applicable Revolver Margin then in effect for LIBOR Rate Advances, as adjusted from time to time;

                           (ii) with respect to Base Rate Advances, a rate
                    equivalent to the Base Rate in effect from time to time, which rate shall be adjusted daily to reflect changes in the Base Rate, with each adjustment to be effective on the day the change occurs, plus a per annum percentage equivalent to the Applicable Revolver Margin then in effect for Base Rate Advances, as adjusted from time to time;

                           (iii) after the maturity or due date of the Advances
                    (whether by acceleration or otherwise), a rate equivalent to two percent (2%) per annum above the rate per annum required to be paid on such Advances pursuant to paragraphs (i) or
                    (ii) above (the "Default Rate").

                    (b) Borrower shall pay interest in respect of any other obligations (other than Advances and interest thereon) of Borrower under the Loan Documents after the date when due at a rate per annum equal to two percent (2%) per annum above the higher of the two rates per annum described in paragraphs (i) or (ii) above, and all such interest accrued shall be due and payable on the earlier of the applicable interest payment date or demand.


         2.6 REPAYMENT. Interest and principal of the Advances shall be paid to Agent for the ratable account of the Lenders as follows:

                    (a) Interest on the LIBOR Rate Advances shall be paid in arrears on the dates the LIBOR Rate Advances are Converted, Continued, or paid, and on the Revolving Credit Termination Date, and for LIBOR Rate Advances for Interest Periods longer than three months, also on the last day of each three month period commencing from the first day of the Interest Period and ending prior to the date such LIBOR Rate Advance is Converted, Continued, or paid, and shall be paid to and including each of such dates.

                    (b) Interest on the Base Rate Advances shall be paid quarterly in arrears on the last day of each January, April, July and October of each year, and on the Revolving Credit Termination Date, and shall be paid to and including each of such dates; provided that all interest accrued at the Default Rate shall be payable on the earlier of the applicable interest payment dates or demand.

                    (c) Advances shall be Converted or Continued as provided herein, and all outstanding principal, if not sooner paid, shall be paid on the Revolving Credit Termination Date.


         2.7 REVOLVING CREDIT TERMINATION DATE. All Borrowings outstanding under the Revolving Credit Facility shall be due and payable in full on the Revolving Credit Termination Date. The Borrower shall not request and the Lenders will not be required to make or consider requests for Revolving Credit Advances after the Revolving Credit Termination Date. The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not more than one hundred twenty (120) days nor less than ninety (90) days prior to the first anniversary date of the Closing Date, and again not more than one hundred twenty (120) days nor less than ninety (90) days prior to the second anniversary date of the Closing Date, request that the Lenders extend the then scheduled Revolving Credit Termination Date. Upon delivery of such notice by the Borrower, the Required Lenders shall determine, in their sole and absolute discretion, whether to extend the Revolving Credit Termination Date for one (1) additional year on the same terms and conditions as set forth in this Agreement, and Agent shall give written notice to Borrower on or before the anniversary date of the Closing Date prior to which such notice from the Borrower was delivered, as to whether the Required Lenders have elected so to extend the Revolving Credit Termination Date for one (1) additional year. If the Required Lenders elect to make any such extension of the Revolving Credit Termination Date, and assuming Borrower elects to accept such extension, Borrower, at its expense, shall and shall cause its Subsidiaries to, execute such amendments to this Agreement and other documents as shall be reasonably required by Agent on behalf of the Lenders in connection with any such extension. Nothing contained herein shall obligate the Lenders to make any such extension of the Revolving Credit Termination Date, or obligate Borrower to accept any such extension.

         2.8        FEES.

                    (a) As further consideration for making the Revolving Credit Facility available, Borrower shall pay to Agent, for the ratable account of the Lenders, a fee (the "Commitment Fee") from the date of this Agreement to the Revolving Credit Termination Date equal to a percentage per annum equal to the Commitment Fee Percentage of Total Credit Availability. Such Commitment Fee shall be computed on the basis of the average daily Total Credit Availability, and the Commitment Fee Percentage applicable thereto shall be adjusted to reflect changes in the Commitment Fee Percentage from time to time, with each adjustment to be effective on the day the change occurs. The Commitment Fee shall be payable quarterly in arrears three (3) Business Days after the last day of each January, April, July, and October of each year, and on the Revolving Credit Termination Date, and shall be payable to and including the last days of such months and on the Revolving Credit Termination Date.

                    (b) Borrower shall also pay to Agent such underwriting and syndication, agency, termination, and other fees as Agent and Borrower shall separately agree from time to time.

         2.9        PAYMENTS AND COMPUTATIONS.

                    (a) Borrower shall make each payment hereunder not later than 11:00 a.m. (Eastern Time) on the day when due to Agent at its Lending Office in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deductions for taxes. Agent will promptly thereafter cause to be distributed like funds ratably to the Lenders, in each case to be applied in accordance with the terms of this Agreement.


                    (b) Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date. Agent may, in reliance upon such assumption, cause to be distributed to each Lender on the Business Day following the date when due an amount equal to the amount then due to such Lender. If and to the extent Borrower shall not have made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

                    (c) Unless otherwise specified herein, or unless otherwise determined by the

Required Lenders in their sole discretion, all payments shall be applied by the Lenders first to interest and other charges then accrued under this Agreement (to be allocated pro rata among the Advances according to amount accrued), and then to principal of the Advances. If Agent receives funds for application to the Advances under circumstances for which the Loan Documents or Borrower (to the extent permitted by the Loan Documents) do not specify the Advances to which such funds are to be applied, Agent may elect to distribute such funds for application to the Advances to each Lender ratably in accordance with such Lender's Pro Rata Portion of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances of such Lender, as Agent shall determine in its discretion.

                    (d) Borrower hereby authorizes Agent, if and to the extent that any payments owed hereunder are not made when due, to charge such payments from time to time against any or all of Borrower's accounts with the Agent, in which event the Agent will give prompt notice to Borrower of such charge; provided, however, that the failure to give such notice shall not affect the validity of such charge.

                    (e) Interest and any fees hereunder shall be computed on the basis of a year of 360 days, but charged for the actual number of days elapsed. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                    (f) Notwithstanding anything contained herein to the contrary, in no event shall any interest rate provided for herein exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Neither the Lenders nor Agent intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum amount allowed by applicable law. If any payment of interest or in the nature of interest, together with all other payments of interest or in the nature of interest, would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless Borrower notifies Agent in writing that the excess payment must be returned to Borrower, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

                    (g) Each payment and prepayment by Borrower of principal or interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. If any installment of principal or interest becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided with respect to LIBOR Rate Advances in the definition of "Interest Period"), and, in the case of principal, interest shall be payable on such principal during the extension at the annual rate then in effect for such principal before maturity or default.

         2.10 PREPAYMENTS UNDER REVOLVING CREDIT FACILITY; REDUCTION OF REVOLVING CREDIT COMMITMENTS.

                    (a)    PREPAYMENTS UNDER REVOLVING CREDIT FACILITY.

                           (i) Borrower shall be entitled to pay LIBOR Rate
Advances only on the last day of the Interest Period applicable thereto, without premium or penalty, upon at least three (3) Business Days prior notice to Agent, each notice stating the proposed date, Advances to be paid, and aggregate principal amount of the payment.

                           (ii) Borrower shall be entitled to prepay Base Rate
Advances in whole or in part,
at any time, without premium or penalty, upon at least two (2) Business Days prior notice to Agent, each notice stating the proposed date, Advances to be prepaid, and aggregate principal amount of the prepayment.

                           (iii) Any payment or prepayment of LIBOR Rate
Advances shall be in the minimum principal amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof. Any payment or prepayment of Base Rate Advances shall be in the minimum principal amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof.

                           (iv) Mandatory Prepayments: If the Borrower or any
Subsidiary receives any Net Proceeds, the Borrower shall prepay outstanding Term Loans and Advances in an amount equal to 100% of such Net Proceeds simultaneously with the Borrower's receipt of such Net Proceeds. Such mandatory prepayment shall be applied first to the prepayment of all Term Loans outstanding, with such prepayments applied first to Base Rate Term Loans in the order in which such Base Rate Term Loans were made and then to LIBOR Rate Term Loans (subject to the provisions of Sections 2.11 and 3.7 and pursuant to all of the terms of this Agreement). After prepayment of all outstanding Term Loans, such mandatory prepayment shall be applied to Base Rate Advances in the order in which such Advances were made, and then to the prepayment of LIBOR Rate Advances (subject to the provisions of Section 2.11 and pursuant to all of the terms of this Agreement). Prepayments with respect to Loans with the same Interest Period shall apply pro rata to the Lenders extending such Loans. The Borrower shall give the Agent not less than five Business Days' prior written notice of the date on which any prepayment will be made pursuant to this Section 2.10(a)(iv) (which date shall be no later than the date five Business Days before payment is due and payable pursuant hereto.)

                    (b)    REDUCTION OF REVOLVING CREDIT COMMITMENTS.

                                    (c) At any time after the date one year
after the Closing Date, upon at least five (5) Business Days' prior written notice to the Agent, Borrower shall have the right, without premium or penalty (subject to the provisions of Sections 3.7 and 2.11 with respect to any LIBOR Rate Term Loans or LIBOR Rate Advances required to be prepaid as provided below), to terminate the Revolving Credit Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments pursuant to this Section 2.10(b) shall be in an amount of at least U.S. $10,000,000.00 or an integral multiple of U.S. $10,000,000.00.

                           (i) Any reduction of Revolving Credit Commitments
pursuant to this Section 2.10(b) shall apply to proportionately, automatically and permanently reduce the Revolving Credit Commitments of each of the Lenders based upon each Lender's Pro Rata Portion.

                           (ii) If at any time the aggregate outstanding
Advances, Term Loans and Letter of Credit Obligations exceed the total aggregate amount of the Revolving Credit Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated: (A) first, to the prepayment of outstanding Base Rate Term Loans in the order in which such Base Rate Term Loans were made, (B) second, to the prepayment of LIBOR Rate Term Loans (subject to the provisions of Sections 2.11 and 3.7) in the order in which such LIBOR Rate Term Loans were made, (C) third, to the prepayment of outstanding Base Rate Advances in the order in which such Base Rate Advances were made, and (D) fourth, to the prepayment of LIBOR Rate Advances (subject to the provisions of Sections 2.11) in the order in which such LIBOR Rate Advances were made. Prepayments with respect to Loans with the same Interest Period shall apply pro rata to the Lenders extending such Loans.

         2.11 LIBOR RATE COMPENSATION AND INDEMNITY.

                    (a) COMPENSATION: In the event that all or any portion of any LIBOR Rate Advance is repaid, prepaid, Converted, or Continued prior to the end of the Interest Period applicable to such Advance, regardless of whether such payment is optional or obligatory, or in the event that any LIBOR Rate Advance is not borrowed, Converted, or Continued as specified in a notice given pursuant to Subsection 2.2 or 2.13 hereof for any reason, including the failure of any conditions precedent, Borrower shall be required to pay to Agent, for the ratable account of the Lenders, compensation as follows. Borrower shall be required to pay an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the portion of the LIBOR Rate Advance repaid, prepaid, Converted, Continued, or not borrowed, Converted, or Continued from and after the date of such payment, prepayment, Conversion, Continuation, or failure to borrow, Convert, or Continue, to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert, or Continue to the last day of the Interest Period which would have commenced) at the applicable rate of interest for such Advance specified herein, over (ii) the amount of interest which would have accrued on such LIBOR Rate Advance or portion thereof from and after the date of such payment, prepayment, Conversion, Continuation, or failure to borrow, Convert, or Continue, to the last day of the applicable Interest Period at the applicable rate of interest for such Advance specified herein, but calculated with respect to a LIBOR Adjusted Rate based on an amount substantially equal to the amount paid, prepaid, Converted, Continued, or not borrowed, Converted, or Continued, and an Interest Period substantially equal to the number of days remaining in the applicable Interest Period. Whether or not the foregoing calculation results in a charge to be paid by Borrower, Borrower shall also pay all actual out-of-pocket expenses other than those taken into account in the foregoing calculation incurred by Agent and the Lenders (excluding any internal expenses) and reasonably attributable to such payment, prepayment, Conversion, Continuation, or failure to borrow, Convert, or Continue. Borrower acknowledges that Lenders are relying on the LIBOR Rate Advance remaining outstanding or being borrowed, Converted, or Continued for the entire Interest Period selected, and that the foregoing compensation represents reasonable liquidated damages and is not a penalty. The foregoing compensation shall apply with respect to all payments, prepayments, Conversions, and Continuations of LIBOR Rate Advances and all failures to borrow, Convert, or Continue into LIBOR Rate Advances, whether optional or obligatory (including any required principal payments and any required Conversions pursuant to the provisions of Subsection 2.14 hereof), and shall include any prepayment, repayment, Conversion, or Continuation after default or acceleration of the Revolving Credit Notes.

                    (b) INDEMNITY: The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (i) failure by the Borrower to borrow, Convert into or Continue LIBOR Rate Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(ii) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof (or is required to make prepayment) in accordance with the provisions of this Agreement or (iii) the making of a prepayment of LIBOR Rate Advances on a day which is not the last day of an Interest period with respect thereto. Such indemnification may include, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds obtained to fund or maintain a LIBOR Rate Advance during any Interest Period, which any Lender may incur as a consequence of such failure to borrow, Convert or Continue, as the case may be. A certificate by Agent as to the amount of such loss, expense or increased cost shall, when submitted to the Borrower, be conclusive, in the absence of manifest error, unless the Borrower shall have provided the Agent with written notice of the Borrower's objection to all or any portion of such certificate not later than ten (10) days after the date on which such certificate is submitted to the Borrower. Any such LIBOR Rate Advance shall not be deemed paid or satisfied until all such additional amounts are paid. Agent agrees to provide the Borrower with such information as the Borrower may reasonably request with respect to the calculation of any losses or expenses. The covenants contained in this Subsection 2.11(b) shall survive the termination of this Agreement and the payment of the Revolving Credit Notes, the Term Loan Notes, any Letter of Credit Reimbursement Agreement, and all other amounts payable hereunder.

         2.12 SHARING OF PAYMENTS, ETC.

                    (a) If any Lender shall obtain from Borrower payment of any principal of or interest on any Advance owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien, counterclaim, similar right, or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Advances or other amounts then due hereunder by Borrower to such Lender than its ratable percentage of such amounts pursuant to its Revolving Credit Commitment, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Advances or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and interest on the Advances or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                    (b) Nothing contained herein shall require any Lender to exercise any set-off, banker's lien, or other right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a matter consistent with the rights of the Lenders entitled under this Subsection to share in the benefits of any recovery on such secured claim.

         2.13 CONVERSION AND CONTINUATION OF ADVANCES; FAILURE TO SELECT INTEREST PERIOD.

                    (a) Borrower may, upon notice given to Agent (effective upon receipt) no later than 12:00 p.m. (Eastern Time) at least three (3) Business Days prior to the date of a proposed Conversion into or Continuation of LIBOR Rate Advances and not later than 12:00 p.m. (Eastern Time) one (1) Business Day prior to a proposed Conversion into Base Rate Advances, and subject to the provisions hereof, Convert Advances of one Type into Advances of the other Type or Continue an Advance of one Type as Advances of the same Type at any time and from time to time on any Business Day; PROVIDED, HOWEVER, that (1) any Conversion or Continuation of LIBOR Rate Advances shall be made on, and only on, the last day of the Interest Period for the LIBOR Rate Advances being Converted or Continued, (ii) any Conversion or Continuation of any Advances into a LIBOR Rate Advances shall be in an aggregate amount not less than the minimum amount specified in Subsection 2.2(a), and (iii) no Conversion or Continuation of Advances shall result in a greater number of different Interest Periods for LIBOR Rate Advances than is permitted in the definition of "Interest Period." Each such notice of Conversion or Continuation shall be given in writing or by telephone, telex, facsimile transmission, or cable, confirmed immediately in writing, specifying, within the restrictions specified above, the date of such Conversion or Continuation, the Advances to be Converted or Continued, the portion thereof to be Converted or Continued, and the Type of Advances into which they will be Converted or Continued, and if such Conversion or Continuation is into LIBOR Rate Advances, the duration of the Interest Period for such Advances. Each notice of Conversion or Continuation shall be irrevocable and binding on Borrower.

                    (b) (i) If Borrower shall fail to give a notice of Conversion or Continuation in respect of LIBOR Rate Advances prior to the end of the Interest Period applicable thereto as provided in paragraph (a) hereof, or to select the duration of any Interest Period for any LIBOR Adjusted Rate, such LIBOR Rate Advances will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Advances.

                           (ii) Upon the occurrence and during the continuance
of any Event of Default, (i) all LIBOR Rate Advances will automatically, on the last days of the then existing Interest Periods therefor, Convert into Base Rate Advances and (ii) the obligation of Lenders to make, Continue, or Convert Advances into LIBOR Rate Advances shall be suspended.

                           (iii) LIBOR Rate Advances may be subject to automatic
Conversion into Base Rate Advances, as provided in Subsection 2.14(c) and (d).

         2.14 INCREASED COSTS, CAPITAL ADEQUACY, ILLEGALITY, ETC.

                    (a) If either (i) the introduction, after the date hereof, of or any change, after the date hereof, in any law or regulation or in the interpretation or administration of any law or regulation by any court or administrative or governmental authority charged with the interpretation of administration thereof or (ii) the compliance with any guideline issued from or request made by any such governmental authority, after the date hereof, including, without limitation, any central bank (whether or not having the force of law), (x) subjects any Lender or any corporation controlling a Lender to any tax of any kind whatsoever with respect to this Agreement or any Advance, or changes the basis of taxation of payments to such Lender or corporation of principal, commissions, fees, interest, or any other amount payable hereunder (except for (A) taxes on or measured by the overall net income of such Lender or branch, office, or agency through which such Lender is acting for purposes of this Agreement, (B) changes in the rate of such taxes, or (C) taxes for which such Lender is indemnified under Subsection 13.2; (y) imposes, modifies, or holds applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended by, or any other acquisition of funds by, any office of any Lender which are not otherwise included in any determination of the Base Rate or LIBOR Adjusted Rate or interest payable hereunder; or (z) imposes on any Lender or any corporation controlling a Lender any other condition, and as a result there shall be any increase in the cost to such Lender or corporation of agreeing to make or making, funding, or maintaining Advances by an amount deemed by such Lender to be material, then Borrower shall from time to time, upon notice from such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost.

                    (b) If any Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) concerning capital adequacy or otherwise has or would have the effect of reducing the rate of return on the capital of such Lender or the corporation controlling the Lender as a consequence of, or with reference to, such Lender's commitment hereunder or its making or funding or maintaining Advances below the rate which such Lender or corporation could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital) by an amount deemed by such Lender material, Borrower shall from time to time, upon notice from such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or corporation for such reduction, PROVIDED, however, that such additional amounts shall be determined on a reasonable basis and be similarly charged to corporations or other entities similar to Borrower who are then borrowers from such Lender pursuant to agreements having provisions similar to this Subsection 2.14(b), to the extent permitted by such provisions. Each Lender agrees promptly to notify Borrower and Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this paragraph, provided that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

                    (c) If, with respect to any LIBOR Rate Advances, the Required Lenders notify Agent that the LIBOR Adjusted Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding, or maintaining the LIBOR Rate Advances for such Interest Period, Agent shall forthwith so notify Borrower whereupon (i) each LIBOR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, Continue, or Convert Advances into LIBOR Rate Advances shall be suspended until Agent notifies Borrower that the Required

Lenders have determined that the circumstances causing such suspension no longer exist.

                    (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful or any central bank or other governmental authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Rate Advances or to continue to fund or maintain LIBOR Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender through the Agent, (i) each LIBOR Rate Advance of such Lender will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, Continue, or Convert Advances into LIBOR Rate Advances shall be suspended until Agent shall notify Borrower that the Lender has determined that the circumstances causing such suspension no longer exist.

         2.15 TAXES; GROSS-UP; FOREIGN LENDERS.

                    (a) All payments made by the Borrower under this Agreement, the Revolving Credit Notes, the Term Loan Notes or under or in connection with any Letter of Credit Reimbursement Agreement shall be made free and clear of, and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of said governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Revolving Credit Notes, the Term Loan Notes or any Letter of Credit Reimbursement Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Revolving Credit Notes, Term Loan Notes or any Letter of Credit Reimbursement Agreement, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Credit Notes, Term Loan Notes or Letter of Credit Reimbursement Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Subsection 2.15(a) shall survive the termination of this Agreement and the payment of the Revolving Credit Notes, Term Loan Notes, Letter of Credit Reimbursement Agreements, and all other amounts payable hereunder.

                    (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) deliver to the Borrower and the Agent (A) two (2)
                    duly completed copies of United States Internal Revenue Service form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (ii) deliver to the Borrower and the Agent two (2)
                    further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
                    complete such forms or certifications as may reasonably be requested by the Borrower or the Agent,

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 13.17 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Subsection 2.15(b), provided that in the case of a participant such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.


         SECTION 3. CONVERSION OF ADVANCES TO TERM LOANS.

         3.1 TERM LOAN FACILITY. Each Lender severally agrees, on the terms and conditions set forth herein, that on or prior to the Revolving Credit Termination Date, and so long as there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, it will, upon request of the Borrower or when required hereunder, make term loans to the Borrower as may be necessary to permit the Conversion of Advances to term loans as permitted or required hereunder (each such loan, a "Term Loan"), in an aggregate amount not to exceed at any time outstanding such Lender's Pro Rata Portion of Term Loan Availability; PROVIDED, that at no time shall the sum of (i) all outstanding Advances plus (ii) the aggregate original principal amounts of all Term Loans made hereunder plus (iii) the aggregate amount of outstanding Letter of Credit Obligations, ever exceed the aggregate of the Revolving Credit Commitments of the Lenders. All Term Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Portions.

         3.2 CONVERSION OF ADVANCES TO TERM LOANS. In the event the aggregate principal balance of all outstanding Advances as of the date 365 days after the Closing Date equals or exceeds U.S. $75,000,000.00, then Borrower shall be required to convert 50% of the then outstanding Advances to Term Loans pursuant to the provisions of this Section 3 ("Mandatory Term-Out"). Subject to the limitations and terms and conditions of this Agreement, Borrower shall have the option to convert outstanding Advances to Term Loans at any time or from time to time hereunder and shall have the option as of the Revolving Credit Termination Date to convert all or any part of then outstanding Advances to Term Loans ("Voluntary Term-Outs"). Upon any Mandatory Term-Out or any Voluntary Term-Out, subject to the provisions and restrictions contained in this Agreement, Borrower may choose to Convert Advances of one Type into Term Loans of the same or the other Type. Outstanding Base Rate Advances or LIBOR Rate Advances subject to Mandatory Term-Out or Voluntary Term-Out shall be converted to Base Rate Term Loans or LIBOR Rate Term Loans, as elected by the Borrower in its irrevocable notices given pursuant to Subsections 3.2(a) or 3.2(b) below, subject in each case to the provisions and restrictions contained in this Agreement (including without limitation the provisions of Section 2.11).

                    (a) MANDATORY TERM-OUT. In the event a Mandatory Term-Out is required pursuant to Section 3.2, then outstanding Advances in a total aggregate principal amount equal to Fifty Percent (50%) of all then outstanding Advances shall be converted to five-year fully amortizing Term Loans as of the date ten
(10) Business Days after the date 365 days after the Closing Date (the "Conversion Date") pursuant to the terms hereof. Such Mandatory Term-Out shall apply first to all outstanding Base Rate Advances in the order in which such Advances were made, and to the extent required, to LIBOR Rate Advances (subject to the provisions of Section 2.11 and all of the provisions of this Agreement). Borrower may, upon irrevocable written notice given to Agent (effective upon receipt) no later than 12:00 p.m. (Eastern Time) at least three (3) Business Days prior to the Conversion Date, subject to the provisions and restrictions contained in this Agreement, specify the amounts(s) and Type(s) of Term Loan(s) into which the Advances subject to a Mandatory Term-Out shall be converted, and in the case of LIBOR Rate Term Loans, the Interest Period for such Loans, and such specifications shall be honored subject to the provisions and restrictions of this Agreement. If Borrower does not timely give the irrevocable written notice provided in this Subsection 3.2(a), then all Advances subject to Mandatory Term-Out shall be Converted to a Base Rate Term Loan.

                    (b) VOLUNTARY TERM-OUTS. Borrower may exercise its option to make Voluntary Term Outs at any time, provided that there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, by giving irrevocable written notice to the Agent that it so elects no later than 12:00 p.m. (Eastern Time) at least three (3) Business Days prior to the date of any proposed Term Loan (with any notice given after the specified time being deemed to have been given on the following Business Day). Such notice shall comply with the procedural requirements for a notice of Borrowing under the Revolving Credit Facility set forth in Section 2.2, and shall specifically set forth (i) the date of proposed Conversion to a Term Loan (such date or the date of conversion permitted hereunder, if different, being referred to as the "Conversion Date"), (ii) the amount(s), date(s) and Type of the Advance(s) to be Converted to Term Loans, (iii) the amount(s) and Type(s) of Term Loan(s) into which such Advance(s) shall be Converted, and (iv) in the case of LIBOR Rate Term Loans, the Interest Period for such Loans, which specifications shall be honored subject to the provisions and restrictions contained in this Agreement. Borrower shall be entitled to Convert LIBOR Rate Advances to Term Loans only on the last day of the Interest Period applicable to such LIBOR Rate Advances, without premium or penalty. Each request for a Voluntary Term-Out of Base Rate Advances shall be in the aggregate minimum amount of $5,000,000.00. or an integral multiple of $1,000,000.00 in excess thereof. Each request for Voluntary Term-Out of LIBOR Rate Advances shall be in the aggregate minimum amount of $5,000,000.00. or an integral multiple of $1,000,000.00 in excess thereof.

         3.3 INTEREST RATES OF TERM LOANS. Base Rate Term Loans and LIBOR Rate Term Loans shall have the meanings and shall bear interest and be made upon the terms and conditions as set forth below:

                    (a) "BASE RATE TERM LOAN" as used herein shall mean a fully amortizing Term Loan accruing interest at a rate equivalent to the Base Rate in effect from time to time, which rate shall be adjusted daily to reflect changes in the Base Rate, with each adjustment to be effective on the day the change occurs, plus a per annum percentage equivalent to the Applicable Term Loan Margin then in effect for Base Rate Term Loans, as adjusted from time to time.

                    (b) "LIBOR RATE TERM LOAN" as used herein shall mean a fully amortizing Term Loan, the Interest Period for which shall be as elected by the Borrower in its irrevocable notice given pursuant to Subsections 3.2(a) or 3.2(b), and which shall accrue interest at a per annum rate equal to the LIBOR Adjusted Rate for such Interest Period plus a per annum percentage equivalent to the Applicable Term Loan Margin then in effect for LIBOR Rate Term Loans, as adjusted from time to time.

                    (c) TERM LOAN DEFAULT RATE. After the maturity or due date of any payment due under any Base Rate Term Loan or any LIBOR Rate Term Loan (whether by acceleration or otherwise), interest shall accrue at a rate equivalent to two percent (2%) per annum above the rate per annum required to be paid on such Term Loans pursuant to paragraphs (a) or (b) above (the "Default Rate").

         3.4 TENOR AND AMORTIZATION. All Term Loans shall be fully amortizing term loans, commencing on the Conversion Date and maturing on the date earliest to occur of (i) the date five years after the Conversion Date, (ii) the date seven (7) years after the Closing Date, or (iii) such earlier date as may be requested by the Borrower in its notice of Conversion (each such maturity date, a "Term Loan Maturity Date").

         3.5 TERM LOAN NOTES. The Term Loans shall be evidenced by promissory notes of the Borrower to each of the Lenders in a principal amount equal to such Lender's Pro Rata Share of the aggregate principal amount of such Term Loan, which promissory notes shall be in form and substance satisfactory to the Required Lenders (as may be amended, renewed, increased, restated, replaced, or otherwise modified from time to time, the "Term Loan Notes").

         3.6 REPAYMENT. Interest and principal of the Term Loans shall be paid to the Agent for the ratable account of the Lenders as follows:

                    (a) All outstanding principal of each Term Loan shall be due and payable in equal quarterly installments, each in the amount determined by dividing the initial principal amount of such Term Loan by a number equal to the total number of ninety (90) day periods occurring and ended during the time period commencing with the Conversion Date and ending with the Term Loan Maturity Date of such Term Loan, such installments being due and payable quarterly on the date ninety (90) days after the Conversion Date and each ninety
(90) days thereafter (each such date a "Payment Date"), with the entire unpaid principal balance due and payable on or before the Term Loan Maturity Date of such Loan.

                    (b) Interest on the LIBOR Rate Term Loans shall be paid in arrears on the expiration date of each Interest Period, and on the Term Loan Maturity Date, and shall be paid to and including each of such dates, and for LIBOR Rate Term Loans for Interest Periods longer than three months, also on the last day of each three month period commencing from the first day of the Interest Period and ending prior to the Term Loan Maturity Date, and shall be paid to and including each of such dates.

                    (c) Interest on the Base Rate Term Loans shall be paid quarterly in arrears on each Payment Date for such Loan, and on the Term Loan Maturity Date, and shall be paid to and including each of such dates.

                    (d) All interest accrued at the Default Rate shall be payable on the earlier to occur of the applicable interest payment date or on demand.

         3.7 PAYMENT, COMPUTATIONS AND OTHER TERMS. The terms and provisions of Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, and the definition of
"Interest Period" in Section 1.1, shall apply to Term Loans as modified by this
Section 3. In applying the provisions of such Sections to Term Loans, such provisions shall be modified such that the word "Advances" throughout those Sections shall be read as "Term Loans", and the words "LIBOR Rate Advances" and "Base Rate Advances" throughout such Sections shall be read as "LIBOR Rate Term Loans" and "Base Rate Term Loans", respectively. Section 2.10(a)(i) as applied to LIBOR Rate Term Loans shall be read to mean that Borrower shall be entitled to prepay LIBOR Rate Term Loans only on the last day of the applicable Interest Period pursuant to the provisions thereof.


           SECTION 4. LETTERS OF CREDIT.

         4.1 LETTER OF CREDIT FACILITY; ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Agent not less than five (5) Business Days prior written notice of a request for the issuance of a Letter of Credit, and the Agent shall promptly notify each Lender of such request. Upon receipt of the Borrower's properly completed and duly executed Applications, and subject to the terms of such Applications and to the terms of this Agreement, the Agent agrees to issue Letters of Credit on behalf of the Borrower in an aggregate face amount not in excess of the lesser of (a) the Letter of Credit Sublimit or (b) Total Credit Availability. No Letter of Credit shall have a maturity extending beyond the earliest of (i) the Revolving Credit Termination Date or (ii) one year from the date of its issuance. Subject to such maturity limitations and so long as no Event of Default has occurred and is continuing or would result from the renewal of a Letter of Credit, upon written request of the Borrower, the Letters of Credit shall be renewed by the Agent. The Lenders shall participate ratably in any liability under the Letters of Credit and in any unpaid reimbursement obligations of the Borrower with respect to any Letter of Credit in their Pro Rata Portions. The amount of the Letter of Credit Obligations at any time outstanding shall reduce the amount of the aggregate Revolving Credit Commitments available, so that at no time shall the sum of (i) all outstanding Advances in the aggregate, plus (ii) the aggregate original principal balances of all Term Loans, plus (iii) the aggregate outstanding Letter of Credit Obligations, exceed the aggregate Revolving Credit Commitments, and at no time shall the sum of (a) all outstanding Advances made by any Lender plus (b) the aggregate original principal balances of all Term Loans made by such Lender, plus (c) such Lender's Pro Rata Portion of outstanding Letter of Credit Obligations exceed its Revolving Credit Commitment.

         4.2 LETTER OF CREDIT FEES. In consideration for the issuance of each Letter of Credit, the Borrower shall pay:

                    (a) to the Agent for its own account, an application, processing and facing fee with respect to each Letter of Credit issued, in the amount of the greater of (i) 0.10% of the face amount of such Letter of Credit or (ii) $250.00, which fee shall be due and payable on the date of issuance of each Letter of Credit; and

                    (b) to the Agent for the account of the Agent and the Lenders in accordance with their Pro Rata Portions, with respect to each Letter of Credit, a letter of credit fee, payable quarterly in advance, on the first day of each fiscal quarter of the Borrower, in an amount equal to the Applicable Revolver Margin for LIBOR Rate Advances multiplied by (on the basis of actual days elapsed in a 360-day year) the amount available to be drawn under such Letter of Credit from day to day during the previous quarter.

         4.3 REIMBURSEMENT OBLIGATIONS.

                    (a) The Borrower hereby agrees to reimburse Agent immediately upon demand by Agent, and in immediately available funds, for any payment or disbursement made by Agent under any Letter of Credit, in accordance with the terms of this Agreement and any such reimbursement agreement as the Agent may employ in the ordinary course of business for its own account, which the Borrower hereby agrees to sign and deliver to Agent, upon Agent's request, as a pre-condition to availability of any Letter of Credit hereunder (each such agreement, a "Letter of Credit Reimbursement Agreement"). In the event of any direct conflict between the terms of any Letter of Credit Reimbursement Agreement and the terms of this Agreement, the terms of this Agreement shall prevail. Payment shall be made by the Borrower with interest on the amount so paid or disbursed by Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the highest lawful rate, and (ii) the Base Rate in effect from time to time; PROVIDED, HOWEVER, that if the Borrower would be permitted under the terms of
Section 2, to borrow Advances in amounts at least equal to the reimbursement obligation for a drawing under any Letter of Credit, an Advance by each Lender, in an amount equal to such Lender's Pro Rata Portion, shall automatically be deemed made on the date of any such payment or disbursement made by Agent in the amount of such obligation and subject to the terms of this Agreement.

                    (b) Upon an Event of Default hereunder, the Borrower hereby also agrees to pay to Agent immediately upon demand by Agent and in immediate available funds, as security for its reimbursement obligations in respect of the Letters of Credit under Section 4.3(a) hereof and any Letter of Credit Reimbursement Agreements and for any other amounts payable hereunder and under the Revolving Credit Notes and the Term Loan Notes, an amount equal to the aggregate amount available to be drawn under Letters of Credit then outstanding, irrespective of whether the Letters of Credit have been drawn upon. Any such payments shall be deposited in a separate account designated "Heico Letter of Credit Account" or such other designation as Agent shall elect. All such amounts deposited with Agent shall be and shall remain funds of the Borrower on deposit with Agent and may be invested by Agent as Agent shall determine. Such amounts may not be used by Agent to pay the drawings under the Letters of Credit; however, such amounts may be used by Agent as reimbursement of Letter of Credit drawings which Agent has paid. If any amounts in the Heico Letter of Credit Account shall have been deposited upon the occurrence of an Event of Default, and such Event of Default shall have been subsequently cured or waived and no other Event of Default exists, such amounts shall be returned to the Borrower upon Borrower's written request and the Borrower shall be relieved of its obligations under this Section 4.3(b) until an Event of Default once again occurs. During the existence of an Event of Default but after the expiration of any Letter of Credit that was not drawn upon, the Borrower may direct the Agent to use any cash collateral for any such expired Letter of Credit, if any, to reduce the amount of the Obligations. Any amounts remaining in the Heico Letter of Credit Account, after the Revolving Credit Termination Date and after the expiration of all Letters of Credit and after all Obligations have been paid in full, shall be repaid to the Borrower promptly after such expiration and such payment in full.

                    (c) The obligations of the Borrower under this Section 4.3 will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by the Borrower and until all other Obligations shall have been paid in full.

                    (d) The Borrower shall be obligated to reimburse Agent upon demand for all amounts paid under the Letters of Credit as set forth in Section 4.3(a) hereof; provided, however, if the Borrower for any reason fails to reimburse Agent in full upon demand, whether by borrowing Advances to pay such reimbursement obligations or otherwise, the Lenders shall reimburse Agent in accordance with each Lender's Pro Rata Portions for amounts due and unpaid from the Borrower as set forth in Section 4.4 hereof; provided, however, that no such reimbursement made by the Lenders shall discharge the Borrower's obligations to reimburse Agent.

                    (e) The Borrower shall indemnify and hold Agent and each Lender, its officers, directors, representatives and employees harmless from loss of any claim, demand or liability which may be asserted against Agent or such indemnified party in connection with actions taken under the Letters of Credit or in connection therewith, and shall pay Agent for reasonable fees of attorneys (who may be employees of Agent) and legal costs paid or incurred by Agent in connection with any matter related to the Letters of Credit, except only for losses and liabilities incurred as a direct result of the gross negligence of wilful misconduct of Agent or such indemnified party. If the Borrower for any reason fails to indemnify or pay Agent or such indemnified party as set forth herein in full, the Lenders shall indemnify and pay Agent upon demand, in accordance with each Lender's Pro Rata Portion of such amounts due and unpaid from Borrower. The provisions of this Section 4.3(e) shall survive the termination of this Agreement.

         4.4 LENDERS' OBLIGATIONS. Each Lender agrees, unconditionally and irrevocable to reimburse Agent (to the extent Agent is not otherwise reimbursed by the Borrower in accordance with Section 4.3(a) hereof) on demand for such Lender's Pro Rata Portion of each draw paid by Agent under any Letter of Credit. All amounts payable by any Lender under this subsection shall include interest thereon at the Federal Funds Rate, from the date of the applicable draw to the date of reimbursement by such Lender. No Lender shall be liable for the performance or nonperformance of the obligations of any other Lender under this Section. The obligations of the Lenders under this Section shall continue after the Revolving Credit Termination Date and shall survive termination of any Loan Documents.

         4.5 AGENT'S OBLIGATIONS.

                    (a) Agent makes no representation or warranty, and assumes no responsibility with respect to the validity, legality, sufficiency or enforceability of any Application or any document relative thereto or to the collectibility thereunder. Agent assumes no responsibility for the financial condition of the Borrower and its Subsidiaries or for the performance of any obligation of the Borrower. Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Application.

                    (b) Except as set forth in subsection (c) below, Agent shall be under no liability to any Lender, with respect to anything the Agent may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Agent being to handle each Lender's share on as favorable a basis as Agent handles its own share and to promptly remit to each Lender its share of any sums received by Agent under any Application. Agent shall have no duties or responsibilities except those expressly set forth herein and those duties and liabilities shall be subject to the limitations and qualifications set forth herein.

                    (c) Neither Agent nor any of its directors, officers, or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is expressly set forth herein) under or in connection herewith or any other instrument or document in connection herewith, except for gross negligence or willful misconduct, and no Lender waives its right to institute legal action against Agent for wrongful payment of any Letter of Credit due to Agent's gross negligence or willful misconduct. Agent shall incur no liability to any Lender, the Borrower or any Affiliate of the Borrower or Lender in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Agent to be genuine or authentic and to be signed or sent by the proper party.

         SECTION 5. COLLATERAL, GUARANTIES AND SUBORDINATION.

         Payment of all Obligations shall be secured, guaranteed, and subordinated as provided in this Section 5 (all documents, instruments and agreements referred to herein or to be delivered pursuant to this Section 5 being referred to collectively as the "Security Documents"). All Security Documents shall be delivered on the Closing Date and as required pursuant to this Agreement thereafter.)

         5.1 LIEN AND SECURITY INTEREST IN ALL ASSETS OF THE BORROWER. Payment of the Loans, any and all other obligations under the Loan Documents, and any other obligations of Borrower to Lenders presently existing or hereafter arising in connection with the Loan Documents (collectively, the "Obligations"), shall be secured by a first priority perfected lien and security interest (subject only to Permitted Prior Liens and such other Permitted Liens as receive mandated priority purely and solely by operation of law) in all assets (other then real property) of Borrower, now owned or hereafter acquired, including but not limited to all personal property, furniture, fixtures, equipment, machinery, motor vehicles, inventory, Parts Manufacturing Approvals (PMA's) issued by the Federal Aviation Administration, accounts, documents, contract rights, leases, chattel paper, instruments, trademarks, copyrights, licenses, royalties, other intellectual property, and general intangibles now owned or hereafter acquired or arising, and all proceeds thereof; together with an assignment of rents and leases as to any real property leases held by Borrower (all of the foregoing, collectively, the "Borrower's Collateral"). Notwithstanding anything to the contrary set forth herein, (i) "Borrower's Collateral" shall not include Borrower's interest in any leases of equipment in effect as of the date hereof, or the equipment covered by such leases, if (but only to the extent that) an encumbrance thereof would constitute an event of default under the terms of such leases, and (ii) the security interests granted by Borrower and the Subsidiaries with respect to financial assets (as such term is defined in the Florida UCC effective as of October 1, 1998) are not perfected, and until the occurrence of an Event of Default, Borrower and Subsidiaries shall not have any obligation to perfect a security interest in such financial assets. Borrower shall execute and deliver to Agent for the benefit of the Lenders such security agreements, assignments of rents and leases, and other security documents as Agent shall request, covering said Borrower's Collateral, all in form and substance satisfactory to Agent (collectively, the "Borrower Security Agreements"). The Borrower Security Agreements shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to Agent for the benefit of the Lenders a first priority perfected lien and security interest in the property described therein, to the extent perfection may be achieved by recording, subject to no prior liens or encumbrances except in favor of Agent for the benefit of the Lenders, Permitted Prior Liens, and such other Permitted Liens as shall take mandated priority purely and solely by operation of law. Notwithstanding the previous sentence, Borrower and its Consolidated Subsidiaries shall be entitled from time to time to place inventory on consignment or deliver items of inventory to their customers for demonstration purposes, provided that the total aggregate fair market value of all such inventory on consignment or demonstration by Borrower and all of its Subsidiaries combined shall not at any time exceed U.S. $5,000,000.00, and only in the event that an Event of Default has occurred hereunder, shall Borrower and its Subsidiaries be required to take such steps as may be necessary effectively to grant and perfect a security interest in such inventory on consignment or demonstration. The Borrower Security Agreement shall constitute the legal, valid, and binding agreement and obligations of the Borrower, enforceable against the Borrower and the Borrower's Collateral in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, or reorganization laws affecting the enforcement of creditors' rights generally and (ii) as enforceability may be limited or qualified by general principles of equity. Borrower agrees to execute or otherwise provide to Agent for the benefit of the Lenders any and all modifications, financing statements, and other agreements, consents, and documents required by Agent now or in the future in connection therewith.

         5.2 GUARANTIES. Payment of all of the Obligations presently existing or hereafter arising shall be guaranteed, jointly and severally by each of the Guarantors, which guarantees shall be evidenced by the execution and delivery by Guarantors to the Agent for the benefit of the Lenders of absolute, continuing and unconditional guaranties in form and substance satisfactory to Agent (individually, a "Guaranty" and collectively, the "Guaranties"). In connection with the Guaranties set forth in this Agreement, Borrower represents and warrants that each of the Guaranties constitutes the valid and binding obligation of the respective Guarantor giving the same, enforceable against such Guarantor in accordance with its terms, and that good and sufficient consideration for each Guaranty has been received by the Guarantor due to the fact that each of the Guarantors shall materially benefit from the effectuation of this Agreement and the Loans and Letters of Credit hereunder, inasmuch as all of the Guarantors and the Borrower are wholly interrelated and dependent upon each other, and each Guarantor may receive proceeds from any Loan or Letter of Credit.

         5.3 LIEN AND SECURITY INTEREST IN ALL ASSETS OF THE GUARANTORS. Payment of all obligations of each Guarantor under its Guaranty, and all Obligations hereunder shall be secured by a first priority perfected lien and security interest (subject only to Permitted Prior Liens and such other Permitted Liens as receive mandated priority purely and solely by operation of law) in all assets (other than real property) of such Guarantor, now owned or hereafter acquired, including but not limited to all personal property, furniture, fixtures, equipment, machinery, motor vehicles, inventory, Parts Manufacturing Approvals (PMA's) issued by the Federal Aviation Administration, accounts, documents, contract rights, leases, chattel paper, instruments, trademarks, copyrights, licenses, royalties, other intellectual property, and general intangibles now owned or hereafter acquired or arising, and all proceeds thereof; together with an assignment of rents and leases as to any real property leases held by such Guarantor (collectively, the "Subsidiary's Collateral"). Notwithstanding anything to the contrary set forth herein : (i) "Subsidiary's Collateral" shall not include any Subsidiary's interest in any leases of equipment in effect as of the date hereof, or the equipment covered by such leases, if (but only to the extent that) an encumbrance thereof would constitute an event of default under the terms of such leases; and (ii) any property of HEICO Aerospace Corp. which is encumbered by a security interest granted to the trustee to secure repayment or credit enhancement of the HEICO Aerospace Corporation Industrial Development Revenue Bonds - Series 1996 - Broward County, Florida (October 19, 1996), any property of HEICO Aerospace Corporation which is encumbered by a security interest granted to the trustee to secure repayment or credit enhancement of the HEICO Aerospace Corporation Industrial Development Refunding Bonds - Series 1988 - Broward County, Florida (March 28, 1988), any property of Trilectron Industries, Inc. which is encumbered by a security interest granted to the trustee to secure repayment or credit enhancement of the Trilectron Industries, Inc. Industrial Development Revenue Bonds - Series 1997A
- Manatee County, Florida (March 27, 1997), and/or any property of Trilectron Industries, Inc. which is encumbered by a security interest granted to the trustee to secure repayment or credit enhancement of the Trilectron Industries, Inc. Industrial Development Revenue Bonds - Series 1997C - Manatee County, Florida (November 3, 1997) (all of the documents executed with the foregoing industrial development bonds, collectively, the "Bond Documents"), shall not be deemed "Subsidiary's Collateral" if (but only to the extent that) an encumbrance on such property would constitute an event of default under the terms of the Bond Documents.

                    Borrower shall cause each Guarantor to execute and deliver to Agent for the benefit of the Lenders such security agreements, assignments of rents and leases, and other security documents as Agent shall request, covering said Subsidiary's Collateral, all in form and substance satisfactory to Agent (collectively, "Subsidiary Security Agreements"). The Subsidiary Security Agreements shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to Agent for the benefit of the Lenders a first perfected lien and security interest in the property described therein, subject to no prior liens or encumbrances except in favor of Agent for the benefit of the Lenders, Permitted Prior Liens, and such other Permitted Liens as shall take mandated priority purely and solely by operation of law. Each Subsidiary shall be permitted to place inventory on consignment or deliver inventory to its customers on demonstration to the extent permitted and subject to the limitations and requirements set forth in Section 5.1. Each of the Subsidiary Security Agreements shall constitute the legal, valid, and binding agreement and obligations of the respective Subsidiary party thereto, enforceable against such Subsidiary and the Subsidiary's Collateral in accordance with its terms, except
(i) as enforceability may be limited by applicable bankruptcy, insolvency, or reorganization laws affecting the enforcement of creditors' rights generally and
(ii) as enforceability may be limited or qualified by general principles of equity. Borrower shall cause each Guarantor to execute or otherwise provide to Agent for the benefit of the Lenders any and all modifications, financing statements, and other agreements, consents, and documents required by Agent now or in the future in connection therewith.

         5.4 SUBORDINATION; PERMITTED PRIOR LIENS AND PERMITTED LIENS. The liens and security interests granted to Agent for the benefit of the Lenders pursuant to the Borrower Security Agreements and the Subsidiary Security Agreements shall be subordinate only to (a) those liens listed in Schedule 5.4 attached to this Agreement, to which Permitted Prior Liens the Agent hereby consents in writing,
(b) any liens in the nature of purchase money security interests securing Purchase Money Indebtedness in equipment acquired in the ordinary course of business of the Borrower and its Subsidiaries that are Guarantors, (c) Capital Leases of equipment, (d) Indebtedness assumed in a Permitted Acquisition to the extent and only to the extent permitted pursuant to Section 2.3, (e) such other prior long-term debt as may be assumed with the specific prior written consent of the Required Lenders ((a) through (e) collectively, the "Permitted Prior Liens"), and (f) such other Permitted Liens as may have mandated priority arising purely and solely by operation of law. All of the Borrower's Collateral and all of the Subsidiary's Collateral of each Guarantor shall be free and clear of all liens, claims, or Encumbrances of any kind, except only for (i) the Permitted Prior Liens and (ii) any other liens permitted pursuant to Section 9.2 ("Permitted Liens"), which Permitted Liens shall be subordinate in priority to all liens and security interests granted to Agent for the benefit of the Lenders pursuant to the Borrower Security Agreements and the Subsidiary Security Agreements except as otherwise mandated purely and solely by operation of law.

         5.5 CROSS-COLLATERAL; CROSS DEFAULT. The Obligations and any other obligations under the Loan Documents or the Guaranties shall be and constitute secured "Liabilities" or "Obligations" as defined in, and secured pursuant to, any other security agreement now existing or hereafter entered into between Borrower and the Agent for the benefit of the Lenders.

         5.6 SPECIAL PROVISIONS WITH RESPECT TO LUFTHANSA TECHNIK AG, A MINORITY SHAREHOLDER OF HEICO AEROSPACE HOLDINGS CORP. The Subsidiary Security Agreement given by Heico Aerospace Holdings Corp. shall provide that the net proceeds realized by Agent upon a sale or other disposition of the Collateral (as defined therein), or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like, and reasonable attorneys' fees and other expenses incurred by Agent shall be applied to payment of (or held as a reserve against) the Liabilities (as defined therein), whether or not then due, and in such order of application as Agent may from time to time elect, notwithstanding the existence of any other security interests in the Collateral, subject to the provisions of Article 18 of that certain Shareholders Agreement dated as of October 30, 1997 by and among HEICO Aerospace Holdings Corp., Borrower and Lufthansa Technik AG, as in effect as of October 30, 1997, if applicable and to the extent legally enforceable, and shall further provide that Agent shall account to Debtor for any surplus realized upon such sale or other disposition, after satisfaction of all creditors of Debtor, and Debtor shall remain liable for any deficiency.

         5.7 PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES. The Borrower and each Subsidiary of Borrower which owns or hereafter acquires any Subsidiary organized under the laws of any jurisdiction outside of the 50 states of the United States of America ("Foreign Subsidiary") shall pledge and grant a first priority security interest in all stock of such Foreign Subsidiary owned or acquired by Borrower or any Subsidiary (provided that in the event that such pledge and security interest will result in an inclusion in income in the nature of a deemed dividend to the Borrower pursuant to Sections 951 and 956 of the United States Internal Revenue Code of 1986, as amended, then the Borrower or such Subsidiary acquiring the Foreign Subsidiary shall pledge and grant a first priority security interest in 65% of the stock of such Foreign Subsidiary owned or acquired by Borrower or such Subsidiary) to Agent for the Benefit of Lenders as collateral security for, (i) in the case of a Foreign Subsidiary directly owned by the Borrower, the Obligations of the Borrower, or (ii) in the case of a Foreign Subsidiary of a Subsidiary, the obligations of such Subsidiary under its Guaranty. Such pledge of stock shall be pursuant to a stock pledge and security agreement in form and substance satisfactory to Agent and the Required Lenders (a "Foreign Subsidiary Stock Pledge Agreement"), and Borrower and any such Subsidiary owning or acquiring a Foreign Subsidiary shall execute and deliver all such other documents, and take all such further actions, including without limitation delivering physical possession to Agent for the benefit of Lenders of all stock certificates representing stock of such Foreign Subsidiary owned by Borrower or any Subsidiary, duly endorsed in blank, so as effectively to grant and perfect a first priority lien and security interest in such stock. The provisions of this Section 5.7 shall apply to Borrower's Subsidiary HEICO International corporation, a U.S. Virgin Islands corporation ("HIC"), and Borrower shall pledge and grant to Agent for the benefit of the Lenders pursuant to the Foreign Subsidiary Stock Pledge Agreement a first priority security interest in 65% of the stock of HIC owned by Borrower. Borrower hereby further covenants and agrees that Borrower will not at any time, and will not permit any Subsidiary of Borrower to, convey, transfer or assign any cash, cash equivalents or other property or assets of any kind to HIC (other than commissions earned in the ordinary course of business of HIC; provided that Pledgor will cause HIC to dividend or distribute to Borrower all such commissions within twenty-four (24) hours after the time received by HIC).

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

         To induce Agent and the Lenders to enter into this Agreement and to make the Advances hereunder, Borrower represents and warrants to Agent and the Lenders (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan or Loans contemplated hereby) as follows:

         6.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW; NAME HISTORY. Each of Borrower and its Subsidiaries is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, and has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates. Each of Borrower and its Subsidiaries is, and for so long as this Agreement remains in effect will remain, in compliance with all other requirements of law, rule, or regulation applicable to it or to its business, including without limitation any and all city, county, state, or federal legal or regulatory requirements, requirements of any governmental protective agencies, Federal Aviation Administration, Office of Safety and Health Administration, Federal and State land sales statutes, regulations governing Developments of Regional Impact (DRI's), any and all equal opportunity laws or regulations, and any and all court or regulatory orders, or other legal, judicial, or regulatory requirements applicable to it or its business, except in each case where the lack of such circumstance would not have a Material Adverse Effect. Borrower does not have any direct or indirect Subsidiaries, except for those described on Schedule 6.1 hereto. Except as set forth in Schedule 6.1 hereto, neither Borrower nor any of its Subsidiaries has merged, changed its name, or done business under a fictitious name during the past five years.

         6.2 CORPORATE POWER AND AUTHORIZATION TO EXECUTE LOAN DOCUMENTS; NO CONFLICT; NO CONSENT. Each of Borrower and the Guarantors has the corporate power and authority to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery, and performance by each of Borrower and each Guarantor of the Loan Documents to be executed by it does not: (a) contravene, conflict with, result in the breach of, or constitute a violation of or default under (i) the certificate of incorporation or bylaws of Borrower or such Guarantor, (ii) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, except where the lack of such circumstance would not have a Material Adverse Effect, or (iii) any agreement or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of its property may be bound or affected, except where the lack of such circumstance would not have a Material Adverse Effect; or (b) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower or any Guarantor pursuant to any of the foregoing. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices which have already been obtained or performed and of which Agent has been provided written notice, which are referred to or disclosed in the Loan Documents, or except which the failure to have would not have a Material Adverse Effect. Any consents, licenses, authorizations, filings, or notices which have been obtained remain in full force and effect.

         6.3 ENFORCEABLE OBLIGATIONS. The Loan Documents constitute legal, valid, and binding agreements and obligations of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with their respective terms.

         6.4 FINANCIAL CONDITION.

                    (a) The consolidated financial statements (including the notes thereto) as of April 30, 1998, of Borrower and its Subsidiaries, copies of which have been furnished to Agent and Lenders, are correct, complete in all material respects, and fairly present the financial condition of Borrower and its Consolidated Subsidiaries as of the date of the financial statements and fairly present the results of the operations of Borrower and its Consolidated Subsidiaries, taken as a whole, for the period covered thereby, subject to non-material changes resulting from normal, recurring year-end adjustments.

                    (b) The financial statements described above have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, operations, properties, or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole, since the date of such financial statements.

                    (c) Borrower and its Consolidated Subsidiaries, when taken as a whole, do not have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which are not disclosed by, provided for, or reserved against in the foregoing financial statements or referred to in notes thereto, and at the date of this Agreement there are no material unrealized or anticipated losses of Borrower and its Subsidiaries, when taken as a whole.

         6.5 NO LITIGATION. Except as set forth in Schedule 6.5 hereto, there is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the knowledge of Borrower threatened, against Borrower, against any of its Subsidiaries, or against any of its or their properties, existence, or revenues which, individually or in the aggregate, if adversely determined, is reasonably likely to have a Material Adverse Effect, or, regardless of outcome, which would be required to be disclosed in notes to any consolidated balance sheets as of the date hereof of Borrower and its Consolidated Subsidiaries prepared in reasonable detail in accordance with Generally Accepted Accounting Principles.

         6.6 INVESTMENT COMPANY ACT; REGULATION.

                    (a) Neither Borrower nor any of its Subsidiaries is an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for, any "investment company," or a company "controlled" by an "investment company," and Borrower is not an "investment advisor" or an "affiliated person" of an "investment advisor" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the making of the Advances or Loans, nor the establishment of the credits hereunder, nor the application of the proceeds or repayment thereof by Borrower, nor the consummation of the other transactions contemplated hereby, will violate the provisions of the foregoing Act or any rule, regulation, or order promulgated thereunder.

                    (b) Neither Borrower nor any of its Subsidiaries is subject to regulation under any state or local public utilities code or federal, state, or local statute or regulation limiting the ability of Borrower or any Subsidiary to incur indebtedness for money borrowed.

         6.7 DISCLOSURE AND NO UNTRUE STATEMENTS. No representation or warranty or statement made by Borrower or by any Guarantor in the Loan Documents or in any schedule or exhibit thereto, or in any certificate, report, statement, or other document or information furnished to the Agent in connection with or prior to the Loan Documents, or which will be made or furnished by Borrower or any Guarantor from time to time in connection with the Loan Documents, contains or will contain any misrepresentation or untrue statement of any material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no fact known to Borrower which would have a Material Adverse Effect, which has not been set forth or referred to in the Loan Documents or otherwise disclosed in writing to Agent.

         6.8 TITLE TO ASSETS; LEASES IN GOOD STANDING. Borrower has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 6.4 hereof, except where the failure to have such title would not have a Material Adverse Effect, and except for such assets as have been disposed of in the ordinary course of business. All such properties and assets are free and clear of all liens, mortgages, pledges, security interests, charges, title retention agreements, or other Encumbrances of any kind, except those permitted under Subsection 9.2, if any. Each of Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is now operating, the termination of which could be reasonably expected to have a Material Adverse Effect, and all such leases are valid, subsisting, and in full force and effect and neither Borrower nor any Subsidiary is in violation of any material term of any such lease. Borrower's Subsidiary HEICO Aerospace Holdings Corp. has no assets, and at all times hereunder will have no assets, other than capital stock of its direct subsidiaries, except as permitted pursuant to Section 9.10.

         6.9 PAYMENT OF TAXES. Each of Borrower and, to the extent required, its Subsidiaries, has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of Borrower which will have or is likely to have a Material Adverse Effect, is pending, or, to the knowledge of Borrower, threatened.

         6.10 NO DEFAULT UNDER AGREEMENT OR INSTRUMENTS. Each of Borrower and its Subsidiaries is in full compliance with and is not in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, except where such failure would not have a Material Adverse Effect.

         6.11 PATENTS, TRADEMARKS, LICENSES, ETC. Each of Borrower and each of its Subsidiaries owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, Parts Manufacturing Approvals (PMA's) issued by the Federal Aviation Administration, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, and copyrights, and all rights with respect to the foregoing, necessary to conduct its business as now conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks and service marks, trademark and service mark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto, except where such failure would not have a Material Adverse Effect.

         6.12 GOVERNMENT CONTRACT. Neither Borrower nor any Subsidiary of Borrower is subject to the renegotiation of any government contract in any material amount.

         6.13 ERISA REQUIREMENT. Except as previously disclosed to Agent in writing, neither Borrower nor any Subsidiary has in force any pension plan subject to Title IV of ERISA. Neither Borrower nor any Subsidiary has ever terminated a pension plan subject to Title IV of ERISA. In addition, neither Borrower nor any predecessor of Borrower, nor any Subsidiary or any predecessor of such Subsidiary, is now or was formerly during the five year period immediately preceding the effective date of this Agreement a participating employer in any multi-employer plan within the meaning of 001(1)(a)(3) of ERISA. Each employee benefit plan maintained by Borrower or any Subsidiary which is subject to the requirements of ERISA substantially complies with all of the requirements of ERISA and those plans which are subject to being "qualified" under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended from time to time, have since their adoption been "qualified" and have received favorable determination letters from the Internal Revenue Service so holding. To the best knowledge of Borrower, there is no matter which would adversely affect the qualified tax exempt status of any such trust or plan, and except as previously disclosed to Agent, there are no deficiencies for any such plan or trust. To the best knowledge of Borrower, no employee benefit plan sponsored by Borrower or any Subsidiary has engaged in a non-exempt "prohibited transaction" as defined in ERISA.

         6.14 SOLVENCY. Borrower is, and on and after the consummation of the transactions contemplated herein will be, Solvent. Each Subsidiary of Borrower is, and on and after the consummation of the transactions contemplated herein will be, Solvent.

         6.15 LOCATION OF OFFICES. Schedule 6.15 contains a true and correct statement with respect to the Borrower and each Subsidiary of its chief executive office and principal place of business. The chief executive office, the principal place of business, and the office where all books and records of Borrower and each Subsidiary of Borrower are kept is at the location described with respect to the Borrower or such Subsidiary on Schedule 6.15.

         6.16 SUBSIDIARIES. The matters described above at Subsections 6.1, 6.2, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, and 6.15 with respect to Borrower, its business, and its assets, are true with respect to each Subsidiary, its business, and its assets, to the extent applicable.

                        SECTION 7. CONDITIONS OF LENDING.

         The obligation of Agent and the Lenders to establish the credit and to permit any Borrowings hereunder is conditioned upon the performance of all agreements by Borrower contained herein that are required to be performed at or prior to the time of such Borrowings, as well as satisfaction or waiver by the Required Lenders of the following conditions precedent:

         7.1 CONTINUING ACCURACY OF REPRESENTATIONS AND WARRANTIES. At the time of each Borrowing hereunder, the representations and warranties set forth in
Section 6 hereof, as supplemented by written disclosures given by Borrower to Agent and the Lenders (including subsequent financial statements provided to Agent and the Lenders) of changes affecting such representations and warranties (but which changes would not create an Event of Default under this Agreement except as may have been waived by the Required Lenders in writing or for which consent has been given by the Required Lenders in writing in their sole discretion) shall be true, correct, and complete in all material respects on and as of the date of the Borrowing with the same effect as though the representations and warranties had been made on and as of the date of the Borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case they shall continue to be true as of such date.

         7.2 NO DEFAULT. At the time of each Borrowing hereunder, all payments of fees due to the Agent pursuant to that certain fee letter between Borrower and Agent, dated July 7, 1998, shall have been paid to Agent in full; all payments of principal, interest, fees, and any other amounts due to Agent or Lenders under this Agreement or under any of the Loan Documents shall have been paid in full when due (without application of any grace period otherwise applicable thereto); and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such Borrowing.

         7.3 BORROWING CERTIFICATE. At the time of each Borrowing hereunder, Borrower will deliver to Agent a certificate substantially in the form of Exhibit B attached to this Agreement ("Borrowing Certificate"), executed by Borrower's chief executive officer or chief financial officer certifying the matters contained in Subsections 7.1 and 7.2 hereof, and including without limitation a specific certification of compliance with all covenants including all financial covenants of the Borrower, as of such date (or specifying all exceptions thereto and what actions Borrower is taking or proposes to take with respect thereto), which Borrowing Certificate shall be in form and substance satisfactory to Agent.

         7.4 OPINION OF BORROWER'S COUNSEL. On or prior to the date of this Agreement, Agent and the Lenders shall have received the favorable opinion of counsel for Borrower, in form and substance satisfactory to Agent and the Lenders.

         7.5 APPROVAL OF AGENT'S COUNSEL. On or prior to the date of this Agreement, all legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to Holland & Knight LLP, counsel for Agent.

         7.6 LOAN DOCUMENTS. On or prior to the date of this Agreement, Agent shall have received, on behalf of the Lenders, duly executed, this Agreement and the other Loan Documents, all in form and substance satisfactory to Agent, counsel for Agent, and the Lenders.

         7.7 INSURANCE. At the Closing under this Agreement, Agent shall have received, on behalf of the Lenders, evidence of insurance coverage of Borrower and all of its Subsidiaries, and their business and properties, satisfactory in form, substance and amount, to the Agent, in its reasonable discretion, including such insurance coverage for liability, casualty, property damage, hazards, workmen's compensation and any other special coverages as the Agent may reasonably require, subject to a standard loss-payee's and additional insured's endorsement in favor of Agent for the benefit of the Lenders.

         7.8 SUPPORTING DOCUMENTS. On or prior to the date of this Agreement, Agent shall have received, on behalf of the Lenders, all other documents and instruments required hereunder or otherwise reasonably required by Agent or any Lender to be executed and delivered or otherwise provided in form and substance satisfactory to Agent, counsel for Agent, and the Required Lenders, including without limitation certified copies of organizational documents, including bylaws, authorizing resolutions of the Board of Directors, incumbency certificates, and good standing certificates for the Borrower and each Guarantor; certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower or any Guarantor in connection with this Agreement or the credit extended hereunder; executed, recorded and filed Uniform Commercial Code financing statements perfecting first lien security interests in all of the Borrower's Collateral and all of the Subsidiary's Collateral of each Subsidiary; and any and all other agreements, documents or instruments reasonably required by Agent to obtain the Guaranties and the security interests to be granted pursuant to Section 5 of this Agreement.


                        SECTION 8. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future Indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless the Required Lenders shall otherwise consent in writing, Borrower will comply with the following provisions:

         8.1 FINANCIAL REORTS AND OTHER INFORMATION. Borrower will deliver or cause to be delivered to Agent and the Lenders the following:

                    (a) As soon as practicable and in any event within forty-five (45) days after the end of each of the first, second and third fiscal quarters, then current financial statements of the Borrower and its Consolidated Subsidiaries for such fiscal quarter, including without limitation a balance sheet as of the last day of such quarter, a statement of income for such quarter and cumulative year-to-date, and related statement of cash flows for such fiscal quarter for Borrower and its Consolidated Subsidiaries, all in reasonable detail and satisfactory in scope to Required Lenders and certified by the chief financial officer of Borrower as to the fairness, completeness and accuracy in all material respects of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments;

                    (b) As soon as practicable and in any event within ninety
(90) days after the end of each fiscal year, the then current audited financial statements of the Borrower and its Consolidated Subsidiaries for such fiscal year, including the balance sheet as of the end of such fiscal year, and related statements of income, retained earnings, and cash flows for such fiscal year for Borrower and its Consolidated Subsidiaries, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to Required Lenders and, with respect to consolidated financial statements for Borrower, certified by and containing an unqualified opinion of Deloitte & Touche LLP, or other independent certified public accountants of recognized national standing, which accountants shall be selected by Borrower and satisfactory to the Agent, and certified by the chief financial officer of Borrower as to the fairness, completeness and accuracy in all material respects of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                    (c) Together with delivery of the items required in clause
(b), a detailed report of the Borrower's projections of its revenues, expenses, results of operations, cash flows and financial position for the next fiscal year, broken down by month, in such degree of specificity as may be reasonably requested by Agent, and including without limitation projected income statements, balance sheets and cash flow statements for each quarter of the next fiscal year for the Borrower and its Consolidated Subsidiaries;

                    (d) Within ten (10) days after receipt thereof, copies of any management audit letters provided to Borrower by the independent certified public accountant who prepared Borrower's financial statements;

                    (e) As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, a copy of any quarterly 10-Q report or any other report filed by Borrower with the United States Securities and Exchange Commission during or for such quarter, if any;


                    (f) As soon as practicable and in any event within ninety
(90) days after the end of each fiscal year, a copy of the annual 10-K report filed by Borrower with the United States

Securities and Exchange Commission if any;

                    (g) Together with each delivery of the items required by clauses (a) and (b) above, a certificate in the form attached hereto as Exhibit C (the "Compliance Certificate") executed by the chief financial officer of Borrower, (i) containing computations in reasonable detail indicating compliance with Subsections 8.15(a), (b), (c), (d), (e), (f), and (g) hereof, and (ii) certifying the matters contained in Subsections 7.1 and 7.2 hereof as of such date (or specifying all exceptions thereto and what actions Borrower is taking or proposes to take with respect thereto);

                    (h) With reasonable promptness, such additional financial or other data relating to Borrower or any of its Subsidiaries as Agent or any Lender may from time to time reasonably request.

         Agent and the Lenders are hereby authorized to deliver upon request a copy of any financial statements or any other information relating to the business, properties, or financial condition of Borrower or any of its Subsidiaries which may be furnished to them or come to their attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over Agent or the Lenders or to any Person which shall, or shall have the right or obligation to, succeed to all or any part of Agent's or the Lenders' interest in the Loan Documents, subject to the provisions of Subsection
13.18 hereof.

         8.2 PAYMENT OF INDEBTEDNESS TO AGENT; PERFORMANCE OF OTHER COVENANTS; PAYMENT OF OTHER OBLIGATIONS. (a) Borrower will make full and timely payment of the principal of and interest on the Indebtedness owed ATIONS hereunder, subject to the grace periods set forth in Subsection 10.1, if any; (b) Borrower will duly comply with all the terms and covenants contained in the Loan Documents; and (c) Borrower will make full and timely payment of all other Indebtedness of Borrower to Agent, whether now existing or hereafter arising, subject to any applicable grace periods.

         8.3 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE AND RIGHTS. Borrower will do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and privileges as a corporation and its franchises, licenses, trade names, patents, trademarks, and permits which are necessary for the continuance of its business, and continue to engage principally in the business currently operated by Borrower and its Subsidiaries.

         8.4 MAINTENANCE OF PROPERTY. Borrower will maintain its property in good condition and repair in all material respects and, from time to time, make all necessary and proper repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management; provided, however, that nothing contained herein shall prevent Borrower from selling or abandoning items of property in the ordinary course of business or, with concurrent written notice to Agent, from terminating, in the discretion of the officers or directors of Borrower, any joint venture or any non-material operation.

         8.5 RIGHT OF INSPECTION; DISCUSSIONS. Borrower will permit any Person designated by Agent or the Required Lenders to visit and inspect any of the properties, corporate books, records, papers, and financial reports of Borrower, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers, all at such reasonable times during normal business hours and with prior notice and as often as Agent or the Required Lenders may reasonably request. Borrower will also permit Agent or the Required Lenders, or their designated representatives, to audit or appraise, at Agent's or such Required Lenders' expense, any of its assets or financial and business records, provided that upon the occurrence and continuance of an Event of Default, such audit or appraisal shall be at Borrower's expense. Any designated representative of Agent or Required Lenders shall agree to be bound by the provisions of Subsection 13.18 hereof.

         8.6 NOTICES. Borrower will reasonably promptly (and in no case longer than one Business Day after Borrower has knowledge thereof) give notice in writing to Agent of:

                    (a) The occurrence of any Event of Default (or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both) hereunder in which case such notice shall specify the nature thereof, the period of existence thereof, and the action that Borrower proposes to take with respect thereto;

                    (b) the occurrence of any casualty to any facility of Borrower or any of its Subsidiaries or any other force majeure (including, without limitation, any strike or other labor disturbance) affecting the operation or value of any such facility, and whether or not such casualty or force majeure is covered by insurance, which casualty, facility, or force majeure could reasonably be expected to give rise to a Material Adverse Effect;

                    (c) the commencement or any material change in the nature or status of any litigation, dispute, or proceeding, or the instituting of any attachment, levy, execution, or other process by or against any assets of Borrower or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect;

                    (d) the occurrence of a change in, modification to, cancellation or early termination of, or default in (or event which would constitute a default but for the requirement that notice be given or time elapse or both) any obligation, contract, or agreement of Borrower or any of its Subsidiaries with any other Person, which could reasonably be expected to give rise to a Material Adverse Effect;

                    (e) any proposed Acquisition by Borrower or any Subsidiary, which notice shall be given at least fifteen (15) days before the proposed closing of any such Acquisition with a total acquisition price of less than U.S. $25,000,000.00 or at least thirty (30) days before the proposed closing of any such Acquisition with a total acquisition price of equal to or more than U.S. $25,000,000.00, or with an acquisition price which when added to the total acquisition prices of all other Acquisitions (excluding the McClain Acquisition and the PTM International Acquisition) during any four consecutive fiscal quarters of the Borrower in which the closing of such transaction will occur will amount to an aggregate of U.S. $25,000,000.00 or more;

                    (f) any proposed incorporation or formation of any proposed or potential

Subsidiary, which notice shall be given at least five (5) days (or such lesser period as may be consented to in writing by Agent) before such incorporation or formation;

                    (g) any transaction listed in Section 9.4, which notice shall be given at least fifteen (15) days before such transaction is consummated; and

                    (h) any assessment in an amount in excess of U.S. $100,000.00 by any taxing authority for unpaid taxes.

In each case above, Borrower shall provide to Agent such other information in respect thereof as the Agent may reasonably request.

         8.7 PAYMENT OF TAXES; LIENS. Borrower will pay or cause to be paid when due, subject to any permitted extensions, all taxes, assessments, and other governmental charges which may lawfully be levied or assessed (a) upon the income or profits of Borrower; (b) upon any property, real, personal or mixed, belonging to Borrower, or upon any part thereof; or (c) by reason of employee benefit plans sponsored by Borrower, and will also pay or cause to be paid when due, subject to any permitted extensions, any lawful claims for labor, material, or supplies which, if unpaid, might become a lien or charge against any property of Borrower; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim that is past due so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax, assessment, charge, levy, or claim so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

         8.8 INSURANCE OF PROPERTIES. Borrower will keep its business and properties insured at all times by insurance companies selected by it and acceptable to Agent against the risks for which provision for such insurance is usually made by other Persons engaged in a similar business similarly situated (including without limitation insurance for fire and other hazards, insurance against vandalism and theft, liability on account of damage to persons or property, business interruption, products liability, and insurance under all applicable workman's compensation laws) and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by Persons engaged in the same or a similar business similarly situated, subject to a standard loss-payee's and additional insured's endorsement in favor of Agent for the benefit of the Lenders (subject to any requirements in the Bond Documents with respect to the collateral covered by the Bond Documents, to the extent applicable), and upon request deliver to Agent a certificate from the insurer setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

         8.9 TRUE BOOKS. Borrower will keep proper and true books of record and account, satisfactory to Agent, in which entries that are full, true, and correct in all material respects will be made of all of its dealings and transactions customarily recorded in the books of businesses of types substantially similar to that of Borrower, and establish on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to all taxes, assessments, charges, levies, and claims referred to in Subsection 8.7 hereof, and with respect to its business in general, and will, to the extent required by Generally Accepted Accounting Principles, include such reserves in any interim as well as year-end financial statements.

         8.10 OBSERVANCE OF LAWS. Borrower will conform to and duly observe in all material respects, all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business, including without limitation all laws, rules and regulations referenced in Subsection 6.1 above.

         8.11 FURTHER ASSURANCES. At its cost and expense, upon request of Agent, Borrower will duly execute and deliver or cause to be duly executed and delivered to Agent such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Agent to carry out more effectively the provisions and purposes of this Agreement.

         8.12 ERISA BENEFIT PLANS. Borrower will substantially comply with all requirements of ERISA applicable to it. Borrower will furnish to Agent as soon as possible and in any event within 10 days after Borrower or a duly appointed administrator of a plan (as defined in ERISA) knows or has reason to know that any reportable event, funding deficiency, or prohibited transaction (as defined in ERISA) with respect to any plan has occurred, a statement of the chief financial officer of Borrower describing in reasonable detail such reportable event, funding deficiency, or prohibited transaction and any action which Borrower proposes to take with respect thereto, together with a copy of the notice of such event given to the Pension Benefit Guaranty Corporation or the Internal Revenue Service or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

         8.13 WITHHOLDING TAXES. Borrower will pay, as and when due, subject to any permitted extensions, all employee withholding, FICA, and other tax payments required by federal, state, and local governments with respect to wages paid to employees; provided, however, Borrower shall not be required to pay any such tax payment that is past due so long as the validity thereof shall be actively contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (determined in accordance with Generally Accepted Accounting Principles) with respect to any such tax payment, so contested; but provided further that any such tax, assessment, charge, levy, or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

         8.14 CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, OFFICE, OR REGISTERED AGENT. Borrower will notify Agent in writing of any change in the name of Borrower or any of its Subsidiaries, the principal place of business of Borrower or any of its Subsidiaries, the office where the books and records of Borrower or any of its Subsidiaries are kept, or any change in the registered agent of Borrower or any of its Subsidiaries for the purposes of service of process, in each case within ten (10) days before any such change made.

         8.15 FINANCIAL COVENANTS. Borrower will at all times hereunder, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain with respect to

Borrower and its Consolidated Subsidiaries, on a consolidated basis:

                    (a) A ratio of Current Assets to Current Liabilities of greater than or equal to 1.50 to 1.00 at the end of each fiscal quarter, with both of Current Assets and Current Liabilities calculated as of such quarter end;

                    (b) A ratio of Total Funded Debt to EBITDA of less than 4.00 to 1.00 at the end of each fiscal quarter, with Total Funded Debt calculated as of such quarter end and EBITDA calculated at the end of such fiscal quarter for the four consecutive quarters then ended;

                    (c) A ratio of Senior Funded Debt to EBITDA of less than 3.5 to 1.00, with Senior Funded Debt calculated as of such quarter end and EBITDA calculated at the end of such fiscal quarter for the four consecutive quarters then ended.

                    (d) A ratio of Total Funded Debt to Total Capitalization of less than 0.60 to 1.00 at the end of each fiscal quarter, with both of Total Funded Debt and Total Capitalization calculated as of such quarter end; and

                    (e) Capital Expenditures (excluding Acquisitions of businesses) calculated as of the end of each fiscal quarter, for the four consecutive quarters then ended, in an aggregate amount of $15,000,000.00 or less (unless the Required Lenders shall have given their prior written consent to such amount of Capital Expenditures as is in excess of $15,000,000.00 during such four quarter period);

                    (f) A Fixed Charge Coverage Ratio of greater than or equal to 1.50 to 1.00 at the end of each fiscal quarter, calculated at the end of such fiscal quarter for the four consecutive quarters then ended;

                    (g) Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries at all times greater than or equal to the sum of (i) Fifty-Nine Million Dollars ($59,000,000.00) plus (ii) the amount equal to Eighty Percent (80%) of Consolidated Net Income, plus (iii) the amount equal to One Hundred Percent (100%) of the net cash proceeds of any equity offering received by Borrower, plus (iv) the amount equal to One Hundred Percent (100%) of any increase to Consolidated Net Worth caused by any acquisition, less (v) the amount of cash proceeds paid to shareholders of the Borrower for stock repurchases up to a maximum total amount not in excess of $12,500,000.00 during the period from the Closing Date through and including the later to occur of (A) the Revolving Credit Termination Date or (B) the last to occur Term Loan Maturity Date of any Term Loan hereunder (or such greater maximum amount as the Required Lenders shall have consented to in writing), all calculated for the most recently ended fiscal quarter; provided that at all times on or prior to October 31, 1998, the amount set forth in (ii) above shall be calculated for the fiscal year ended October 31, 1998, and thereafter shall be calculated for the most recently ended fiscal quarter.

         8.16 HEDGING REQUIREMENTS. At all times when the aggregate of (i) outstanding principal balances of Loans hereunder plus (ii) amounts available to be drawn under Letters of Credit (plus, without duplication, all reimbursement obligations with respect to Letters of Credit) hereunder exceeds Sixty Million United States Dollars (U.S. $60,000,000.00), Borrower shall maintain one or more Interest Rate Hedge Agreements with respect to the Loans covering an aggregate combined notional principal amount of not less than Fifty Percent (50%) of the aggregate combined principal balances of the Loans plus Letter of Credit Obligations then outstanding. Such Interest Rate Hedge Agreements shall each (a) have a term of not less than the lesser of (A) two (2) years from the date entered or (B) the period from the date entered through and including the last to occur of the Revolving Credit Termination Date or the last to occur Term Loan Maturity Date of any outstanding Term Loans, (b) be with Agent, with a counterparty rated by Standard & Poor's or Moody's rating services for financial strength of "A+" or "AA-" or better, or with financial institutions approved by Agent in writing, and (c) be in form and substance satisfactory to Agent.

         8.17 AFFIRMATIVE COVENANTS RELATING TO SUBSIDIARIES. Borrower will cause each Subsidiary to do, with respect to itself, its business, and its assets, all of the things required of Borrower in Subsections 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, and 8.14.


                         SECTION 9. NEGATIVE COVENANTS.

         Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder and termination of all present or future credit facilities established hereunder, unless the Required Lenders shall otherwise consent in writing, Borrower will comply with the following provisions:

         9.1 OTHER INDEBTEDNESS. Borrower will not, directly or indirectly, create, incur, assume, or permit to exist any Indebtedness, except: (a) Indebtedness under this Agreement; (b) Indebtedness secured by the Permitted Prior Liens, but not including any future advances, extensions, renewals, modifications or increases of any such Indebtedness; (c) obligations with respect to Capital Leases incurred in the ordinary course of business to finance Capital Expenditures (other than expenditures for equipment purchases or equipment leases permitted under Section 9.1(d)), provided that such indebtedness shall be incurred within 365 days after the making of the Capital Expenditures financed thereby; (d) indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries which are Guarantors in connection with the purchase or lease of equipment or vehicles, whether or not secured by purchase money security interests therein; (e) Interest Rate Hedging Agreements and currency hedging arrangements; (f) Real Estate Debt incurred or assumed, and (g) any other Indebtedness in a total aggregate amount not in excess of U.S. $100,000.00 at any time outstanding for Borrower and all Subsidiaries on a consolidated basis.

         9.2 LIMITATIONS ON MORTGAGES, LIENS, ETC. Borrower will not, directly or indirectly, create, incur, assume, or suffer or permit to exist any mortgage, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor or lessor, but excluding liens, if any, evidenced by operating leases) upon or with respect to any of its assets, or assign or otherwise convey any right to receive income, except (without duplication): (a) Capital Leases described in Subsection 9.1(c) hereof;
(b) purchase money security interests described in Subsection 9.1(d) hereof; (c) liens on assets acquired after the date hereof if such liens were in place at the time of acquisition, to the extent permitted in connection with Permitted Acquisitions pursuant to Section 2.3; (d) non-consensual liens which are removed within ten
(10) days after the incurrence thereof or for so long as the enforcement thereof is stayed and bonded on appeal, provided that adequate reserves shall have been provided therefor pursuant to GAAP; (e) deposits or pledges in connection with worker's compensation, unemployment insurance, or other social security obligations incurred in the ordinary course of business; (f) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds; (g) mechanics', workmen's, materialmen's, or other like liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; (h) liens for taxes not yet due or being contested in good faith by appropriate proceedings, and in the case of those being contested, as to which Borrower shall have set aside on its books adequate reserves; (i) liens imposed by operation of law, unless the amount of the claim or the value of the affected property is in excess of U.S. $100,000.00 and the lien is not discharged within sixty (60) days after it has attached; (j) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary course of the business; (k) liens and mortgages on real estate not included within the Borrower's Collateral or the Subsidiary's Collateral or any of the Subsidiaries,
(l) mortgages securing permitted Real Estate Debt, (m) banker's liens of a bank or financial institution arising by operation of law with respect to funds on deposit in that bank or financial institution, (n) attachment or judgment liens arising in a court proceeding and discharged within sixty (60) days after the incurrence thereof or for so long as the enforcement thereof is stayed and bonded on appeal, provided that adequate reserves shall have been provided therefor pursuant to GAAP; and (o) Permitted Prior Liens permitted to be incurred hereafter pursuant to Section 5.4.

         9.3 GUARANTIES. Borrower will not, directly or indirectly, guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any Indebtedness or other obligations of any other Person or entity except, to the extent only that the following do not cause a violation of Section 8.15: (i) guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business and (ii) guaranties by the Borrower of debts incurred by suppliers of the Borrower or its Subsidiaries or others having business relationships with the Borrower or its Subsidiaries for business purposes of the Borrower or any Subsidiary, provided that (A) the debts guaranteed by such guaranties shall not exceed an aggregate amount of U.S. $5,000,000.00 outstanding at any time hereunder and (B) each of such guaranties results in a benefit to the Borrower or a Subsidiary of value equal to or greater than the amount of the debt guaranteed by such guaranty.

         9.4 MERGER, ACQUISITION, SALE OF ASSETS, DISSOLUTION, ETC. Borrower will not, directly or indirectly: (a) enter into any transaction of merger or consolidation unless Borrower is the surviving entity, permit any Subsidiary to enter into any transaction of merger or consolidation unless such Subsidiary is the surviving entity, or permit any Subsidiary to enter into any transaction of merger or consolidation with another Subsidiary unless the Subsidiary in which the Borrower holds the greater ultimate direct or indirect ownership interest therein is the surviving corporation, (b) enter into any merger, consolidation, or Acquisition other than a Permitted Acquisition having a total cash purchase price not in excess of Twenty-Five Million United States Dollars (U.S. $25,000,000.00), (c) invest more than Five Million United States Dollars (U.S.$5,000,000.00) in any joint venture or other alliance or contractual arrangement with another Person or in any Person or entity having other shareholders, members, partners or owners other than Borrower or any Subsidiary, or make an aggregate of more than Twenty Million United States Dollars (U.S. $20,000,000.00) of such investments during the period from the Closing Date through and including the later to occur of (A) the Revolving Credit Termination Date or (B) the last to occur Term Loan Maturity Date of any Term Loan outstanding hereunder, without the Required Lenders' prior written consent to such transaction; (d) except as otherwise specifically permitted herein, transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets or any assets or properties necessary for the proper conduct of its business (unless such properties constituting all or a substantial part of its properties or assets or necessary for the proper conduct of its business have a total aggregate fair market value of U.S. $100,000.00 or less in any fiscal year of the Borrower), or any capital stock of any Subsidiary, or permit any Subsidiary to issue any capital stock to any Person other than Borrower or a Subsidiary (except that, subject to the provisions of this Agreement, a Subsidiary may issue its capital stock to a Person other than the Borrower or other Subsidiaries in an equity offering or private issuance to raise equity capital or establish a joint venture; provided that at no time shall any Person other than the Borrower or its Subsidiaries or Lufthansa Technik AG own more than 20% of the outstanding common stock nor more than 20% of the voting control of any Subsidiary, and at no time shall Lufthansa Technik AG own more than 30% of the outstanding common stock nor more than 30% of the voting control of any Subsidiary); (e) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business; (f) change the scope or nature of its business except that Borrower may expand its business by internal growth and not by acquisitions, (A) into any business substantially similar or related to the types of businesses it or any Subsidiary currently conducts or (B) into other lines of business, provided that revenues generated from such other lines of business shall not constitute more than fifteen percent (15%) of the net sales of Borrower and its Consolidated Subsidiaries, on a consolidated basis, during any fiscal quarter and provided that such other businesses or lines of business singly or in the aggregate shall not have a Material Adverse Effect; (g) enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property for a term of more than three (3) years which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that the foregoing shall not be construed as prohibiting equipment leases to the extent permitted pursuant to Section 9.1(d); provided further that the foregoing shall not prohibit the transactions described in (g) with respect to real property up to a total cumulated aggregate (A) sale price or (B) present value of amortized lease payments, whichever is greater, not in excess of such amount as shall equal ten percent (10%) of the tangible net assets of the Borrower and its Consolidated Subsidiaries at any time during the period from the Closing Date to and including the last to occur of the Revolving Credit Termination Date or the last occurring Term Loan Maturity Date of any Term Loan outstanding hereunder; (h) change its independent public accountants to other than a firm of recognized national standing to which Agent has given its prior written consent, (i) wind up, liquidate, or dissolve itself or its business; or (j) agree to any of the foregoing.

         9.5 FEDERAL RESERVE REGULATIONS. Borrower will not and will not permit any Subsidiary to take any action, or permit any part of the proceeds of any Loans made pursuant to this


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Agreement to be used in any manner, which will violate or result in non-compliance of the Loans made hereunder with Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. Borrower represents that neither it nor any of its Subsidiaries is engaged, and covenants that neither it nor any of its Subsidiaries will become engaged, as one of its principal or important activities in extending credit for the purpose of purchasing or carrying margin stock. If requested by Agent, Borrower will furnish to Agent in connection with any Loan or Loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 or other forms referred to in said regulations. In addition, Borrower covenants that no part of the proceeds of any of the Loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of Borrower.

         9.6 CHANGES IN GOVERNING DOCUMENTS, ACCOUNTING METHODS, FISCAL YEAR. Borrower will not (a) amend, in a manner that could reasonably be expected to give rise to a Material Adverse Effect, its certificate of incorporation or bylaws from that in existence on the date of this Agreement, or (b) change in any material respect its accounting methods or practices or depreciation or amortization policy or rates (except as provided in and pursuant to the requirements of Section 1.2(b)), except in each case as required to comply with law or with Generally Accepted Accounting Principles (subject to the requirements of Section 1.2(b)). Borrower shall give notice to Agent of any such amendment or change permitted hereunder.

         9.7 CAPITAL EXPENDITURES. Borrower will not make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (excluding Acquisitions of businesses), by purchase or capitalized lease, other than Capital Expenditures which would not cause the aggregate amount of all such Capital Expenditures calculated at the end of each fiscal quarter for the four consecutive fiscal quarters then ended to exceed the aggregate amount of Fifteen Million United States Dollars (U.S. $15,000,000.00), unless the Required Lenders shall have given their prior written consent to such amount of Capital Expenditures as is in excess of U.S. $15,000,000.00 during such four quarter period.

         9.8 DIVIDENDS, ETC. Without the prior written consent of the Required Lenders, Borrower will not declare or pay any cash dividends in any fiscal year in an aggregate amount in excess of twenty percent (20%) of Consolidated Net Income for such fiscal year. Without the prior written consent of the Required Lenders, Borrower shall not (without duplication) (i) purchase, redeem, or otherwise acquire for value any of its capital stock now or hereafter outstanding for an aggregate amount of consideration in excess of U.S. $12,500,000.00 during the period from the Closing Date through and including the later to occur of (A) the Revolving Credit Termination Date or (B) the last to occur Term Loan Maturity Date of any Term Loan hereunder; (ii) return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such; (iii) permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrower or its Subsidiaries, provided that nothing herein shall prevent Borrower from contributing proceeds of Advances to Subsidiaries who are Guarantors hereunder either in the form of equity contributions (for issuance of additional shares of Subsidiary stock to Borrower or otherwise) or in the form of inter-company loans; or (iv) make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness before its scheduled due date, except for any required mandatory prepayments


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(other than by acceleration upon default) under any Indebtedness secured by
Permitted Prior Liens existing as of the date hereof and permitted pursuant to
Section 5.4. Upon the occurrence of an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, as well as during the continuance thereof, Borrower shall not, and shall not permit any Subsidiary to: (a) redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any shares of its common stock or warrants or options to purchase any shares of its common stock; or (b) declare any dividends or make any other distribution with respect to its stock (whether by reduction of capital or otherwise), without Agent's prior written consent.

         9.9 CHANGE IN CONTROL. Borrower shall not permit a Change in Control with respect to the Borrower or any Subsidiary to occur without the prior written consent thereto of the Required Lenders.

         9.10 HEICO AEROSPACE HOLDINGS CORP. Notwithstanding anything else contained in this Agreement, Borrower will not, and will not permit any Subsidiary to, convey, transfer, assign, or otherwise deliver title or ownership (whether by merger, consolidation, reorganization or otherwise) of any assets or properties of any kind to HEICO Aerospace Holdings Corp. and will not permit HEICO Aerospace Holdings Corp. to acquire (whether by purchase, conveyance, transfer, assignment, merger, consolidation, acquisition, or any other means) or to hold any assets or property (other than the capital stock of the direct subsidiaries of HEICO Aerospace Holdings Corp.) at any time hereunder until the sooner to occur of the following: (i) Agent for the benefit of the Lenders receives from Lufthansa Technik AG a written waiver, release and consent, in form and substance satisfactory to the Agent, waiving, releasing and terminating the provision contained in Article 18 of that certain Shareholders Agreement dated as of October 30, 1997 by and among HEICO Aerospace Holdings Corp., HEICO Aerospace Corporation, and all of the shareholders of HEICO Aerospace Holdings Corp., including Lufthansa Technik AG, and any similar contractual provisions or
(ii) Lufthansa Technik AG ceases to be a shareholder of HEICO Aerospace Holdings Corp. and the foregoing Shareholders Agreement and all similar contractual provisions have been terminated and released pursuant to documentation in form and substance satisfactory to the Agent. Notwithstanding this Section 9.10, the direct Subsidiaries of HEICO Aerospace Holdings Corp. may declare and pay cash dividends to HEICO Aerospace Holdings Corp., provided and only to the extent that HEICO Aerospace Holdings Corp. shall have declared dividends to its common stockholders in the same amount and shall immediately pay such cash dividends to the common stockholders of HEICO Aerospace Holding Corp. within one (1) hour of the time such dividends are received by HEICO Aerospace Holdings Corp., such that no cash remains in HEICO Aerospace Holdings Corp. for longer than one (1) hour.

         9.11 NEGATIVE COVENANTS RELATING TO SUBSIDIARIES. Borrower will not permit any of its Subsidiaries to do, with respect to itself, its business, or its assets, any of the things prohibited to Borrower in Subsections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, or 9.10; provided that notwithstanding
Section 9.8, any Subsidiary may declare and pay cash dividends to its shareholders.

                         SECTION 10. EVENTS OF DEFAULT.

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         The following events shall constitute "Events of Default" hereunder.

         10.1 PAYMENT OF INDEBTEDNESS UNDER LOAN DOCUMENTS. Borrower fails to make payment of any principal, interest, fee or other amount due on any indebtedness owed to Agent or Lenders under the Loan Documents, or fails to make any other payment to Agent or Lenders as contemplated thereunder either by the terms hereof or otherwise, and, in the case of interest, such failure continues for ten (10) days after the interest payment is due.

         10.2 REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed, pursuant to Subsection 7.1 hereof, made by Borrower or any executive officer of Borrower in this Agreement, in any of the Loan Documents, or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by Borrower or any executive officer of Borrower to Agent or a Lender in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

         10.3 COVENANTS UNDER THE LOAN DOCUMENTS. Borrower fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it, other than as described in Subsection 10.1 hereof, contained in this Agreement or any other Loan Document, or otherwise a part of the transactions covered hereby, if such failure continues for thirty (30) days after written notice thereof has been provided to Borrower by Agent or the Required Lenders.

         10.4 CROSS-DEFAULT. A default or event of default occurs under any present or future Indebtedness of Borrower to Agent or any Lender not evidenced by the Loan Documents, which Indebtedness has an outstanding principal amount, notional amount, or total amount of Indebtedness in excess of U.S. $500,000.00, or a default or event of default occurs under any guaranty or security document executed by any Person in connection therewith, and any such default or event of default continues beyond the expiration of any applicable grace or cure period.

         10.5 PAYMENT, PERFORMANCE, OR DEFAULT OF OTHER INDEBTEDNESS. Borrower fails to make payment on any Indebtedness other than as described in Subsections
10.1 and 10.4 above, which Indebtedness has an outstanding principal amount, notional amount, or total amount of Indebtedness in excess of U.S. $500,000.00, if such failure, default, or event of default continues beyond the expiration of any applicable grace or cure period, or Borrower fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other Indebtedness is created, or there is otherwise a default or event of default thereunder if such failure, default, or event of default results in the acceleration of or entitles the obligee to accelerate the maturity of the Indebtedness thereunder, in each case if such failure, default, or event of default could reasonably be expected to give rise to a Material Adverse Effect.

         10.6 LIQUIDATION; DISSOLUTION; BANKRUPTCY; ETC. Borrower liquidates or dissolves, the entire business of Borrower is suspended; Borrower files or commences a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal,


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

relating to bankruptcy, insolvency, reorganization, or relief of debtors, or Borrower takes any other action indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; Borrower applies for, or consents to or acquiesces in, the appointment of a receiver, trustee, custodian, or other similar official for Borrower or for all or a substantial part of its property; Borrower makes an assignment for the benefit of creditors; or Borrower is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature.

         10.7 INVOLUNTARY BANKRUPTCY, ETC. An involuntary petition, case, proceeding, or other action is commenced against Borrower under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; a receiver, trustee, custodian, or other similar official is involuntarily appointed for Borrower or for all or a substantial part of Borrower's property or assets; or any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of Borrower's assets or property results in the entry of an order for such relief; and any of the foregoing continues for sixty (60) days without being vacated, discharged, stayed, bonded, or dismissed.

         10.8 CHANGE IN CONTROL. The occurrence of any Change in Control with respect to the Borrower or any Subsidiary, without the prior written consent thereto of the Agent.

         10.9 JUDGMENTS. A judgment is entered against Borrower for the payment of damages or money in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00), if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not bonded or stayed within the time allowed by law for filing notice of appeal of the final judgment.

         10.10 ATTACHMENT, GARNISHMENT, LIENS IMPOSED BY LAW. A writ of attachment or garnishment is issued against, or a lien is imposed by operation of law on, any property of Borrower, and the lesser of the amount of the claim or the value of the affected property is in excess of $1,000,000.00, if the lien is not discharged within sixty (60) days after it has attached (not counting for this purpose any period for so long as enforcement thereof is stayed and bonded during appeal with adequate reserves provided therefor pursuant to GAAP).

         10.11 CORPORATE EXISTENCE, TRANSFER OF PROPERTY. Any act or omission (formal or informal) of Borrower or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits, which act or omission will have a Material Adverse Effect, or the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property (except as specifically permitted pursuant to Section 9.4(d)).

         10.12 SUBSIDIARIES. Any of the matters described at Subsections 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 or 10.11 hereof occurs with respect to any Subsidiary, its business, or its assets.

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

                        SECTION 11. RIGHTS AND REMEDIES.

         11.1 REMEDIES AVAILABLE UNDER LOAN DOCUMENTS AND OTHERWISE. Agent and the Lenders shall have, in addition to the rights and remedies contained in this Agreement and the other Loan Documents, all of the rights and remedies of creditors now or hereafter available at law or in equity. Agent may, at its option, and shall, at the direction of the Required Lenders, exercise any one or more of such rights and remedies individually, partially, or in any combination from time to time, after the occurrence of an Event of Default. No right, power, or remedy conferred upon Agent or the Lenders by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

         11.2 REMEDIES UPON EVENT OF DEFAULT. If any one or more of the Events of Default described in Subsections 10.6 or 10.7 shall occur with respect to Borrower, the unpaid principal amount and accrued interest under the Revolving Credit Facility and all other obligations under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest, or other requirement of any kind, all of which are expressly waived by Borrower and the commitments of each Lender to make Advances hereunder shall thereupon terminate; and if any one or more of any other Event of Default shall occur (including under Subsections 10.6 or 10.7 with respect to any Subsidiary), Agent shall, upon the written request or with the written consent of the Required Lenders, take any one or more of the following actions: (a) declare all or any portion of the unpaid principal amount and accrued interest under the Revolving Credit Facility and all other obligations under the Revolving Credit Facility to be, and the same shall forthwith become, immediately due and payable, without presentment, demand, protest, or other requirement of any kind, all of which are expressly waived by Borrower, and (b) declare all commitments to make Advances hereunder to be terminated. Agent may immediately proceed to do all other things provided for, or pursue any and all remedies available, under any applicable law or the Loan Documents to enforce the rights of Agent and the Lenders hereunder and to collect all amounts owing to the Agent and the Lenders by Borrower.


                             SECTION 12. THE AGENT.

         12.1  APPOINTMENT, AUTHORIZATION, AND ACTION.

                    (a) Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and take such action on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The relationship between Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute Agent a trustee for any Lender or to establish a fiduciary relationship with any Lender or impose on Agent any duties, responsibilities, or obligations other than those expressly set forth in this Agreement or the other Loan Documents.

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

                    (b) Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights or taking any actions which may be vested in it or which it may be able to take under or in respect of this Agreement and the other Loan Documents, unless this Agreement expressly otherwise provides or unless Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or taking such actions (in which case it shall be required to so act or refrain from acting pursuant to the directions of the Required Lenders); provided, however, that Agent shall not be required to take any action or refrain from acting in any manner which in its judgment exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of this Agreement.

         12.2 EXCULPATION; RELIANCE BY THE AGENT. Agent (which term as used in this Subsection, Subsection 12.6, and Subsection 13.2, shall include reference to its affiliates and its own and its affiliates' directors, officers, agents, and employees) shall not be liable for any action taken or omitted to be taken by it or them, under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat the Lender that made any Advance as the holder of the indebtedness resulting therefrom until Agent receives and accepts an assignment and acceptance instrument entered into by such Lender, as assignor, and an assignee, as provided in Subsection 13.17; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or to inspect the property (including the books and records) of Borrower, and may assume that no Event of Default has occurred or is continuing unless it has actual knowledge, has been notified by Borrower of such fact, or has been notified in writing by a Lender that such Lender considers that an Event of Default has occurred and is continuing and such Lender specifies in detail the nature thereof in writing; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability to any Lender, Borrower, any Subsidiary or any affiliate of Borrower under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or of all the Lenders if the consent or direction of all the Lenders is required hereunder), and any action taken or failure to act pursuant to such instructions shall be binding on all the Lenders.

         12.3 AGENT AND AFFILIATES. With respect to its Revolving Credit Commitment and the Advances made by it, Agent, in its capacity as a Lender (and any successor acting as agent) shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise


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

indicated, include Agent (and any successor acting as Agent) in its capacity as a Lender. Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, Borrower, any of its Subsidiaries, and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if it were not Agent. Agent and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on the financial statements of Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently, and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or the other Loan Documents. Except for any notices, reports, and other documents expressly required to be furnished to the Lenders by Agent hereunder, or as otherwise required by law or regulation, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, business, or property of Borrower which may come into the possession of Agent or any of its affiliates.

         12.5 ENFORCEMENT BY AGENT. All rights of action under this Agreement and the other Loan Documents may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining any Lenders as plaintiffs or defendants, and the recovery of any judgment shall be for the benefit of Lenders, subject to the expenses of Agent. No Lender (other than Agent) shall attempt to enforce any rights of action under this Agreement and the other Loan Documents, except as permitted pursuant to Subsection 13.1 hereof.

         12.6 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not promptly reimbursed by Borrower and without limiting the obligations of Borrower to do so) ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Revolving Credit Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements or any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Documents or the transactions contemplated thereby, or any action taken or omitted by Agent in connection therewith (including, without limitation, the costs and expenses payable by Borrower under Subsection 13.2); provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's ratable share of any costs and expenses payable by Borrower under Subsection 13.2, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Subsection shall survive the repayment of the Advances and termination of the facilities hereunder.

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

         12.7 FAILURE TO ACT. Except for actions expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations hereunder against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         12.8 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, and after consultation with and, provided that no Event of Default has occurred and is continuing, consent of (which shall not be unreasonably withheld) Borrower, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, and after consultation with and, provided that no Event of Default has occurred and is continuing, consent of (which shall not be unreasonably withheld) Borrower, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                           SECTION 13. MISCELLANEOUS.

         13.1 LIEN ON DEPOSITS; SET-OFF. Borrower hereby grants to Agent and each of the Lenders a continuing lien to secure all indebtedness of Borrower to Agent and the Lenders, whether created hereunder, pursuant hereto, or otherwise, upon any and all deposits and credits of Borrower, if any, at Agent or such Lender, at any time existing (other than trust accounts or other special accounts). Upon the occurrence of any Event of Default, each of Agent and the Lenders is hereby authorized at any time and from time to time, with prompt notice to Borrower, to set off, appropriate, and apply any or all items hereinabove referred to against all indebtedness of Borrower owed to such Person, whether under the Loan Documents or otherwise, whether now existing or hereafter arising. Any such Person exercising the right of set-off shall be deemed to have exercised such right and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

         13.2 PAYMENT OF EXPENSES, INCLUDING ATTORNEYS' FEES AND TAXES. Borrower agrees: (a) to pay or reimburse Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the


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

reasonable and customary fees and disbursements of counsel for Agent, transaction taxes, and all recording or filing fees, if any, but excluding any costs or expenses associated with any assignment or participation pursuant to Subsection 13.17 hereof; (b) to pay or reimburse Agent and the Lenders for all of their reasonable and customary out-of-pocket costs and expenses incurred in connection with the collection or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the reasonable and customary fees and disbursements of counsel for each of Agent and the Lenders, including reasonable and customary attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise; (c) without limiting the generality of provision (a) hereof, to pay or reimburse Agent and the Lenders for, and indemnify and hold Agent and the Lenders harmless against liability for, any and all documentary stamp taxes or non-recurring intangible taxes, together with any interest, penalties, or other liabilities in connection therewith, that Agent or any Lender now or hereafter determines are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, and any Advances under the Loan Documents; and (d) to pay, indemnify, and hold Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of the Loan Documents. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future.

         13.3 NOTICES. Unless otherwise expressly agreed herein, and notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests, and demands to or upon the parties hereto pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand or by courier service, when provided to a nationally recognized overnight delivery service for overnight delivery, when transmitted to a receiving facsimile transmission machine (with machine-generated transmittal confirmation), or three days after deposit in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as shown on the signature pages hereof or any assignment documents pursuant to Subsection 13.17 hereof.

         13.4 GOVERNING LAW. The validity, interpretation, and enforcement of the Loan Documents and the rights and obligations of the parties thereto, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

         13.5 VENUE; PERSONAL JURISDICTION. In any litigation in connection with or to enforce any of the Loan Documents, Borrower irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States courts located within Broward County in the State of Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to the address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Agent from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

         13.6 SEVERABILITY AND ENFORCEABILITY OF PROVISIONS. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, the parties hereby waive any law that renders any such provision invalid, illegal, or unenforceable in any respect.

         13.7 COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVE DATE. The Loan Documents and any amendments, waivers, consents, or supplements hereto may be signed in original counterparts and by facsimile transmission of signed counterparts, in any number, each of which shall be deemed an original, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with Agent. This Agreement shall become effective upon the receipt by Agent of original signed counterparts or facsimile confirmation of signed counterparts of this Agreement, each of which shall be deemed an original, from each of the parties hereto.

         13.8 NO WAIVER. No omission or failure of Agent or the Lenders to exercise and no delay in exercising by Agent or the Lenders of any right, power, or privilege under any of the Loan Documents shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         13.9 CUMULATIVE REMEDIES. The rights and remedies provided in the Loan Documents are cumulative, and not exclusive of any rights or remedies provided by law or in equity, and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise. The warranties, representations, covenants, and agreements made herein and therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

         13.10 COURSE OF DEALING; AMENDMENTS; WAIVER. No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement or any other Loan Document. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given (and in the case of amendments, by Borrower); provided, however, that (a) no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders, do any of the following: (i) change the percentage of the Revolving Credit Commitments, the aggregate unpaid principal amount of Advances, or the number of Lenders, that are required for the Lenders or any of them to take action hereunder; (ii) extend the Revolving Credit Termination Date; or (iii) amend this Subsection; and (b) no amendment, waiver, or consent shall, unless in writing and signed by the Required Lenders and each affected Lender: (i) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligations (other than pursuant to assignments permitted under

Subsection 13.17 hereof); (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to the Lender; or (iii) postpone any date for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender; and provided further, that no amendment, waiver, or consent shall, unless in writing and signed by Agent in addition to the Lenders required to take such action, affect the rights or duties of the Agent under this Agreement.

         13.11 WAIVER OF DEFAULT. The Required Lenders may, in accordance with the provisions of Subsection 13.10 hereof, by written notice to Borrower, at any time and from time to time, waive any Event of Default or default and its consequences, or any default in the performance or observance of any condition, covenant, or other term of the Loan Documents and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the parties shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had prior thereto, and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto.

         13.12 TABLE OF CONTENTS; HEADINGS. The Table of Contents and the headings preceding the text of this Agreement or any of the Loan Documents have been included solely for convenience of reference and shall neither constitute a part of this Agreement or the other Loan Documents nor affect their meaning, interpretation, or effect.

         13.13 RELIANCE UPON, SURVIVAL OF AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS, AND COVENANTS. All representations and warranties, agreements, and covenants made in the Loan Documents shall be deemed to have been relied upon by Agent and the Lenders, shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to Agent and the Lenders pursuant hereto or so long as there shall be any commitment by Lenders to make loans hereunder. All representations and warranties by or on behalf of Borrower contained in any certificate or other paper delivered to Agent at any time pursuant to the Loan Documents shall constitute representations and warranties under the Loan Documents.

         13.14 COMPLETE AGREEMENT; NO OTHER CONSIDERATION. The Loan Documents contain the final, complete, and exclusive expression of the understanding of the parties thereto with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation, oral or written, by or between the parties related to the subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery, and performance by Borrower of the Loan Documents.

         13.15 LEGAL OR GOVERNMENTAL LIMITATIONS. Anything contained in the Loan Documents to the contrary notwithstanding, the Lenders shall not be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

         13.16 BINDING OBLIGATIONS ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding


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

upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

         13.17 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders and Agent.

                  (b) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Advances owing to it, its Pro Rata Portion of Term Loan Availability and the Term Loans owing to it); provided, however, that (i) the assignment shall be of a uniform, and not a varying, percentage of all of the assigning Lender's rights and obligations under and in respect of the facility being assigned; (ii) the amount of the Revolving Credit Commitment being assigned pursuant to the assignment (determined as of the date of the assignment) shall be in the amount of $10,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof; (iii) Borrower and Agent shall consent to the assignment, which consent, in either case, shall not be unreasonably withheld, and if withheld by Borrower, shall be supported by a written statement of reasons for such nonconsent provided to Agent, except that no consent by Borrower or Agent shall be required in the case of any assignment to another Lender, and no consent by Borrower shall be required after an Event of Default shall have occurred and be continuing if the proposed assignee is a financial institution or other institutional lender; and (iv) the parties to the assignment shall execute and deliver to the Agent an assignment and acceptance instrument satisfactory in form and substance to Agent (the "Assignment and Acceptance Agreement"), together with a processing and recordation fee of $2,500.00. Upon such execution and delivery, the assignee shall be a party hereto, shall be deemed a "Lender," and shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Borrower and Agent), the obligations, rights, and benefits of a Lender hereunder, and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from obligations under this Agreement so assigned.

                  (c) By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the assignee thereunder shall thereby confirm to and agree with each other and the other parties hereto as follows:

                           (i) other than the representation and warranty that
it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto;

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

                           (ii) such assigning Lender makes no representation or
warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations or any other instrument or document furnished pursuant hereto;

                           (iii) such assignee confirms that it has received a
copy of this Agreement, together with copies of the financial statements referred to in Subsection 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement;

                           (iv) such assignee will, independently and without
reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (v) such assignee appoints and authorizes Agent to
take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

                           (vi) such assignee agrees that it will perform in
accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Revolving Credit Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Advances owing to it); provided, however, that (i) the Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged;
(ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement; and (iv) the Lender may not agree with the participant to require the participant's consent or permit the participant to vote on whether to take or refrain from taking any action or to approve any amendment or waiver of any provision of any Loan Document, or any consent or any departure by any party therefrom, except that the Lender may agree with the participant that the Lender will not, without the consent or vote of the participant, agree to (1) increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligations;
(2) extend the Revolving Credit Termination Date affecting the Lender; (3) reduce the principal of, or interest on, the Advances payable to the Lender or any fees or other amounts payable to the Lender; or (4) postpone any date for any payment of principal of, or interest on, the Advances payable to the Lender or any fees or other amounts payable to the Lender, in each case if the rights of the participant are or would be affected thereby.

                  (e) In the case of an assignment or participation no information shall be distributed to a potential assignee or participant unless Agent shall have approved the potential assignee or participant, and in any event, such information shall be distributed in accordance with Subsection 13.18 hereof.

                  (f) Notwithstanding any of the foregoing to the contrary, nothing herein is


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

intended to prohibit the assigning, discounting, or pledging of all or any portion of a Lender's interest in the Advances or its Revolving Credit Note to any Federal Reserve Bank as collateral security pursuant to regulations of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Advances or a Revolving Credit Note shall be fully transferrable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Borrower agrees that any participants shall have the same rights of set-off against Borrower as granted the Lenders in Subsection 13.1 hereof. Upon the written request of Borrower, the Lenders will advise Borrower of the names of any participants and the extent of their interest herein.

         13.18 CONFIDENTIAL INFORMATION.

                  (a) Agent and the Lenders shall exercise their best efforts not to make any disclosure of confidential information obtained pursuant to the Loan Documents; PROVIDED, that the foregoing shall not be construed to, now or in the future, apply to any information reflected in any publicly recorded document, information obtained from sources other than Borrower, its officers, directors, employees, representatives, or agents, or otherwise in the public domain nor shall it be construed to prevent Agent or any Lender from (i) making any disclosure of any information (A) if required to do so by any applicable law or regulation or if normally engaged in pursuant to accepted banking practice and not contrary to confidentiality and privacy requirements of applicable statutory and case law, (B) to any governmental agency or regulatory body having authority to regulate or oversee any aspect of Agent's or such Lender's business or any of its subsidiaries or affiliates in connection with the exercise of such authority, (C) pursuant to subpoena, (D) to the extent Agent or such Lender or their respective counsel deems necessary or appropriate to do so to enforce any remedy provided for in the Loan Documents or otherwise available by law, (ii) subject to the immediately succeeding sentence, making such disclosures as such Lender reasonably deems necessary or appropriate to any bank or financial institution (and/or counsel thereto) which is a prospective assignee or participant under Subsection 13.17 (each such bank or financial institution, a "Prospective Lender") or (iii) making, on a confidential basis, such disclosures as Agent or such Lender deems necessary or appropriate to Agent's or such Lender's counsel or accountants (including outside auditors).

                  (b) Each Lender agrees that prior to (a) disclosing to any Prospective Lender any information which the Lenders have agreed hereunder to hold as confidential or (b) entering into an agreement granting to a Prospective Lender an interest in the Advances, the Prospective Lender shall execute an agreement in form and substance similar to the provisions of this Subsection for the benefit of Borrower and shall deliver the same to Borrower; PROVIDED, that in no event shall such Lender or the Agent be liable for any breach of such agreement by the Prospective Lender.

         13.19 COOPERATION IN SYNDICATION OF CREDIT; PUBLICITY. Borrower agrees to cooperate in all reasonable respects and ways with Agent in connection with any attempt Agent may, in its discretion make toward further syndication of the credit provided herein, such cooperation to include, but not be limited to, attendance by management personnel of Borrower at meetings arranged by Agent with representatives of potentially participating commercial lending institutions, provision of


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

information, and an information memorandum in form and substance satisfactory to Agent, regarding Borrower's and its Subsidiaries' business operations and financial condition, and response to questions and inquiries regarding Borrower and its Subsidiaries. Agent shall have the right, from time to time hereafter and until the Revolving Credit Termination Date, to publicize and advertise in any manner Agent's participation as Agent and Lender in connection with this Agreement.

         13.20 WAIVER OF TRIAL BY JURY. BORROWER, AGENT, AND EACH LENDER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE TRANSACTIONS CONTEMPLATED THEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT, BORROWER, AND EACH LENDER TO ENTER INTO THE TRANSACTIONS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

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

                                 SIGNATURE PAGE

     Credit Agreement Among HEICO Corporation, SunTrust Bank, South Florida, National Association, as Agent, and the Lenders party thereto.

Witness:                           HEICO CORPORATION,
                                   a Florida corporation


                        By:
----------------------     ----------------------------------------------------
                           Name:
                           Title:
                                                                          (SEAL)


                                   Address:
                                    HEICO CORPORATION
                                    3000 Taft Street
                                    Hollywood, Florida 33021
                                   Attn: Thomas S. Irwin
                                        Executive Vice President and
                                        Chief Financial Officer

                                   Fax No. (954) 987-8228
                                   Confirming Tel. No. (954) 987-4000

                                 SIGNATURE PAGE

     Credit Agreement Among HEICO Corporation, SunTrust Bank, South Florida, National Association, as Agent, and the Lenders party thereto.

Witness:                SUNTRUST BANK, SOUTH FLORIDA,
                        NATIONAL ASSOCIATION
                        a National Banking Association,
                        as Agent


                        By:
----------------------     ----------------------------------------------------
                           Name:
                           Title:



               Address of Lending Office for Notice:
                 501 East Las Olas Boulevard, 7th Floor
                 Corporate Banking Division
                 Fort Lauderdale, Florida 33301

               Attn: Dorman Parrish
                   Vice President
                   Corporate Banking Division
               Fax No.  (954) 765-7301
               Confirming Tel. No. (954) 765-7311

                                 SIGNATURE PAGE

     Credit Agreement Among HEICO Corporation, SunTrust Bank, South Florida, National Association, as Agent, and the Lenders party thereto.

Witness:                       SUNTRUST BANK, SOUTH FLORIDA,
                               NATIONAL ASSOCIATION,
                               a National Banking Association,
                               as Lender

                        By:
----------------------     ----------------------------------------------------
                           Name:
                           Title:



                          Address and Lending Office:
                            501 East Las Olas Boulevard, 7th Floor
                            Corporate Banking Division
                            Fort Lauderdale, Florida 33301

                          Attn: Dorman Parrish
                              Vice President
                              Corporate Banking Division
                          Fax No.  (954) 765-7301
                          Confirming Tel. No. (954) 765-7311


Revolving Credit Commitment:  $120,000,000.00